                            SCHEDULE 14A INFORMATION

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
                                       [ ]  Confidential, for Use of
                                            the Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to     14a-11(c) or     14a-12
                                     ----             ----


                         HERBALIFE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

          ---------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                      LOGO

                         HERBALIFE INTERNATIONAL, INC.

                               November   , 1997

Dear Shareholder:

     In order to provide additional financial flexibility for both our Company and for you, our shareholders, the Board of Directors of Herbalife International, Inc. (the "Company") has adopted three proposals.

     These proposals, which are summarized in this letter and explained in greater detail in the enclosed Proxy Statement, are subject to the approval of the Company's shareholders, and will be the subject of a special meeting of shareholders to be held at 6:00 p.m. on December 11, 1997 (the "Meeting") at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210. Mr. Mark Hughes, the Company's founder and majority shareholder, has indicated his intent to vote in favor of the three proposals.

     Shareholder approval of the first proposal, the "Recapitalization," will result in:

          -- a one-for-three reverse split of the Company's common stock, $.01 par value (the "Existing Stock");

          -- a reclassification of each resulting whole share of Existing Stock as a share of new "Class A Common Stock";

          -- the creation of a new class of non-voting common stock, to be designated as "Class B Common Stock"; and

          -- a dividend of two shares of Class B Common Stock for each share of Class A Common Stock, payable immediately following the Reverse Split.

     The total number of shares of stock in the Company after the Recapitalization will not change, except that fractional shares of stock resulting from the reverse stock split will be cancelled in exchange for cash.

     The Class A Common Stock will have one vote per share, and the Class B Common Stock will be non-voting, except to the extent such class is entitled to vote as a matter of law. The Class A Common Stock and the Class B Common Stock will otherwise have substantially identical rights, except that the Board of Directors will have discretion to pay higher dividends on the Class B Common Stock than on the Class A Common Stock.

     The Recapitalization proposal contains a "minority protection" feature which provides that the Class B Common Stock, under certain circumstances, will have the opportunity to participate in any premium paid in the future for a significant block (10% or more) of the Class A Common Stock by a buyer who has not acquired a proportionate share of the Class B Common Stock.

     The following example provides an illustration of the effect of the Recapitalization:

     If you currently own 100 shares of the Company's common stock, then following the Recapitalization, you will own 33 shares of Class A Common Stock and 66 shares of Class B Common Stock, and will receive cash (in lieu of fractional shares) with respect to one share of Existing Stock.

     All shareholders are treated equally in the Recapitalization proposal.

     A Special Committee of the Company's Board of Directors, consisting of all of the Company's non-management directors, unanimously recommended adoption of the Recapitalization proposal to the Company's Board of Directors. In adopting the Recapitalization proposal, the Board of Directors determined that the Recapitalization is in the best interests of the Company and its shareholders because:

          -- The Recapitalization will help maintain continuity in the Company's management and strategy and will help preserve the Company's relationship with its independent distributors; and

          -- The Recapitalization will give the Company greater flexibility to use equity in future acquisitions, financings and employee benefit plans.

     The Board of Directors believes that the advantages of the Recapitalization outweigh any of the potential disadvantages, and is therefore soliciting your proxy in favor of the adoption of the Recapitalization.

     The Board of Directors is also soliciting your proxy with respect to two other proposals which provide for amendments to the Company's second Amended and Restated 1994 Performance-Based Annual Incentive Compensation Plan and to the Amended and Restated 1991 Stock Option Plan to reflect the effect of the Recapitalization.

     The Recapitalization Proposal and the proposed amendments to the Company's Amended and Restated 1994 Performance-Based Annual Incentive Compensation Plan and Amended and Restated 1991 Stock Option Plan are described in greater detail in the enclosed Proxy Statement. The Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors. You are urged to read the Proxy Statement carefully.

     The Board of Directors has fixed October 31, 1997 as the record date for the determination of shareholders entitled to vote at the Meeting and only holders of record of shares of the Company's common stock at the close of business on that day will be entitled to receive notice of and to vote at the Meeting.

     All shareholders are cordially invited to attend the Meeting. It is important that your shares be represented and voted at the Meeting, regardless of whether you intend to attend in person. Please sign, date and promptly return the enclosed proxy card in the envelope provided.

                                          Sincerely,

                                          CHRISTOPHER PAIR
                                          Secretary

                                     [LOGO]

                         HERBALIFE INTERNATIONAL, INC.
                 1800 CENTURY PARK EAST, LOS ANGELES, CA 90067
                       (310) 410-9600 FAX: (310) 557-3929

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON DECEMBER 11, 1997

     A Special Meeting of Shareholders of Herbalife International, Inc., a Nevada corporation (the "Company"), will be held beginning at 6 p.m. on December 11, 1997 at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210, to consider and vote on the following matters:

     1. To consider and act upon a proposal to amend and restate the Company's Articles of Incorporation, as amended (the "Articles"), which amendment and restatement (the "Amendment") shall have the following effects: (i) effecting a one-for-three reverse split of the Company's common stock, $.01 par value (the "Existing Stock"), (ii) reclassifying each resulting whole share of Existing Stock as a share of new "Class A Common Stock," such newly designated class consisting of 33,333,333 authorized shares, $0.01 par value, (iii) creating a new class of non-voting common stock, to be designated as "Class B Common Stock", consisting of 66,666,667 authorized shares, $0.01 par value, and (iv) fixing and establishing the relative rights, powers and limitations of the Class A Common Stock and Class B Common Stock (collectively referred to as the "Common Stock");

     2. Subject to the approval of the proposal in paragraph 1 above, to consider and act upon a proposal to approve amendments to the Company's Amended and Restated 1991 Stock Option Plan;

     3. Subject to the approval of the proposal in paragraph 1 above, to consider and act upon a proposal to approve amendments to the Company's Amended and Restated 1994 Performance-Based Annual Incentive Compensation Plan; and

     4. Such other business as may properly come before said Special Meeting or any adjournment or postponement thereof (the "Meeting").

     October 31, 1997 has been fixed as the record date for determining shareholders entitled to vote at the Meeting, and only holders of record of shares of the Company's Existing Stock at the close of business on that day will be entitled to receive notice of and to vote at the Meeting.

     All shareholders are cordially invited to attend the Meeting. To insure your representation at the Meeting, whether or not you plan to attend, you are urged to complete and promptly return the enclosed proxy, which is solicited by the Board of Directors, in the return envelope provided. Returning your proxy does not deprive you of your right to attend the Meeting and to vote your shares in person, should you desire to do so.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CHRISTOPHER PAIR
                                          Secretary
Dated: November   , 1997

                PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD
                 AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         HERBALIFE INTERNATIONAL, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                               NOVEMBER   , 1997

GENERAL INFORMATION

     This Proxy Statement is first being mailed on or about November   , 1997 to
all of the holders of shares of the common stock, $.01 par value (the "Existing Stock") of Herbalife International, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies in the enclosed form to be used at the Special Meeting of Shareholders to be held on December 11, 1997 beginning at 6:00 p.m. at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210, and at any adjournment or postponement thereof (the "Meeting"), pursuant to the accompanying Notice of Special Meeting.

     Shares represented by a properly executed proxy will be voted as indicated on the proxy. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the Meeting by (i) notice in writing delivered to the Secretary of the Company; (ii) submitting a subsequently dated proxy; or
(iii) attending the Meeting, withdrawing the proxy, and voting in person.

     It is proposed that at the Meeting action will be taken on the matters set forth in the accompanying Notice of Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters which may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

     When proxies in the form accompanying this Proxy Statement are returned properly executed, the shares represented thereby will be voted as indicated thereon, and where a choice has been specified by the shareholder on the proxy, the shares will be voted in accordance with the specification so made. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail, or other means, for which no compensation shall be paid other than their regular salary or other usual compensation. Arrangements will also be made as appropriate with banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on October 31, 1997, there were outstanding and
entitled to vote at the Meeting           shares of Existing Stock of the
Company. Each share of Existing Stock outstanding on such date entitles the shareholder of record to one vote on all matters submitted at the Meeting.

     The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the Meeting.

                                   PROPOSAL 1

           APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

GENERAL INFORMATION

     The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend and restate, subject to certain conditions as more fully explained herein, the Company's Restated Articles of Incorporation, as amended (the "Articles") and recommends the approval of the proposed Amended and Restated Articles of Incorporation (the "New Articles"). The New Articles reflect changes from the Company's current Articles, which changes are referred to herein as the "Amendments." The following summary of the Amendments and the various provisions of the Amendments contained within this Proxy Statement should be read in conjunction with, and are qualified in their entirety by reference to, the complete text of the New Articles which are attached hereto as Exhibit A.

     A reverse split amendment (the "Reverse Split Amendment") would effect a one-for-three reverse split (the "Reverse Split") of the Existing Stock. Additional amendments ("Reclassification Amendments") would: (i) reclassify each whole share of Existing Stock as a share of new "Class A Common Stock," such newly designated class consisting of 33,333,333 authorized shares, $0.01 par value; (ii) create a new class of non-voting common stock, to be designated as "Class B Common Stock," consisting of 66,666,667 authorized shares, $0.01 par value; and (iii) fix and establish the relative rights, powers and limitations of the Class A Common Stock and Class B Common Stock (collectively, the "Common Stock").

     The Board of Directors has directed that the New Articles be submitted to a vote of the shareholders, and has fixed the close of business on October 31, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, the Meeting or at any adjournment thereof. Pursuant to Nevada law, votes representing a majority of the issued and outstanding Existing Stock must be cast in favor of the New Articles in order for the New Articles to be adopted. Shareholders who abstain or fail to return a valid and properly signed proxy on or prior to action being taken at the Meeting will not be deemed to have approved the adoption of the New Articles. Broker abstentions and non-votes will have the effect of a vote against the adoption of the New Articles. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR THE ADOPTION OF THE NEW ARTICLES. Mr. Hughes, who is the beneficial owner of approximately 55% of the issued and outstanding Existing Stock, has indicated that he will vote in favor of the adoption of the New Articles.

     Subject to shareholder approval of the New Articles, as noted above, the New Articles will become effective upon filing with the Secretary of State of Nevada, which filing is expected to occur as soon as practicable following the date of the Meeting. The date on which the filing occurs is referred to as the "Effective Date." The Board of Directors has conditioned the submission of the New Articles upon the right, even if the shareholders approve the New Articles, to defer or to abandon the filing of the New Articles altogether if, in its business judgment, such a filing is no longer in the best interests of the Company and its shareholders. The Company will notify shareholders if the filing of the New Articles is abandoned.

     The Board of Directors also intends to declare, subject to shareholder approval of and filing of the New Articles, a stock dividend of two shares of Class B Common Stock for each share of newly reclassified Class A Common Stock to each holder of record of Class A Common Stock on the Effective Date (the "Dividend"). The adoption of the New Articles and the declaration and payment of the Dividend is sometimes referred to herein as the "Recapitalization," and the proposal to consummate the Recapitalization is sometimes referred to herein as the "Recapitalization Proposal."

     On the Effective Date, each outstanding share of Existing Stock will automatically be converted into, and the certificate therefor will be deemed to represent, one-third of one share of Existing Stock. No fractional shares of Existing Stock will be issued in connection with the Reverse Split. Instead, each fractional share resulting from the one-for-three reverse stock split will be converted into the right to receive, upon surrender of certificates evidencing the Existing Stock as provided below, cash in an amount equal to the greater of (i) the average closing sale price of a share of Existing Stock on the NASDAQ National Market System for the fifteen trading days immediately preceding the Effective Date, and (ii) the closing sale price of a share of

Existing Stock on the NASDAQ National Market System on the trading day immediately preceding the Effective Date.

     Immediately following the Reverse Split, each whole share of Existing Stock resulting from the Reverse Split will automatically be reclassified, changed and converted into one share of Class A Common Stock. Each record owner of one such whole share of Existing Stock after the Reverse Split will become the record owner of one share of Class A Common Stock and, upon payment of the Dividend, two shares of Class B Common Stock. The Existing Stock certificates will no longer specify the correct designation, par value or number of shares, and the Existing Stock will cease to exist and will not be transferred on the books of the Company.

     The following example provides an illustration of the effect of the Recapitalization. If a shareholder owns 100 shares of Existing Stock, then following the Recapitalization, such shareholder would own 33 shares of Class A Common Stock, 66 shares of Class B Common Stock, and the right to receive cash (in lieu of fractional shares) with respect to one share of Existing Stock.

     As soon as practicable after the effectiveness of the Amendments and the payment of the Dividend, U.S. Stock Transfer Corporation, the Company's transfer agent, will mail to each record holder of Existing Stock on the Effective Date a letter of transmittal (the "Transmittal Letter") and certificates representing the Class B Common Stock issuable pursuant to the Dividend. New certificates representing the Class A Common Stock and checks representing payment in lieu of fractional shares will be issued to the record holders of Existing Stock who deliver properly executed Transmittal Letters accompanied by their certificates representing shares of Existing Stock. Shareholders should surrender certificates representing Existing Stock only after they have received the Transmittal Letter, and then only in accordance with the instructions contained in the Transmittal Letter.

DESCRIPTION OF THE CLASS A AND CLASS B COMMON STOCK

     As indicated above, the Reclassification Amendments will automatically reclassify, change and convert each three whole shares of the Existing Stock, after the Reverse Split, into one whole share of Class A Common Stock and create a new Class B Common Stock. Except as set forth in the following summary, the Class A Common Stock and the Class B Common Stock will have rights, powers and limitations identical to those of the Existing Stock. The rights, powers and limitations of the Class A Common Stock and the Class B Common Stock are set forth in full in the New Articles. The following summary, therefore, should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the New Articles, a copy of which is attached hereto as Exhibit A.

     Voting. Under the Articles as now in effect, each share of Existing Stock has one (1) vote per share on all matters, and holders of Existing Stock are entitled to vote for the election of directors and on all other matters submitted to the shareholders of the Company. After the Amendments, each share of Class A Common Stock will entitle the holder thereof to one vote on all matters submitted to the shareholders, including the election of directors. Each share of Class B Common Stock will have no voting rights, except as otherwise provided in the New Articles and as required by the Nevada Revised Statutes ("NRS"). The New Articles, upon effectiveness, will provide that holders of Class B Common Stock will be entitled to vote separately as a class with respect to amendments to the New Articles that alter or change any preference or any relative or other right of the holders of Class B Common Stock. The NRS provide that the holders of Class B Common Stock also will be entitled to vote separately as a class with respect to (i) a plan of merger if the plan contains a provision that, if contained in a proposed amendment to the New Articles, would entitle the holders of the Class B Common to vote as a class on the proposed amendment, and (ii) a plan of exchange, if Class B Common Stock is included in the exchange.

     The Recapitalization Proposal will not affect the relative voting power of the holders of Existing Stock (except that the voting power of the holders of a number of shares of Existing Stock which is not an integral multiple of three will be reduced slightly by the elimination of fractional shares created as a result of the Reverse Split). See "Certain Other Effects of the Recapitalization Proposal -- Effect on Relative Voting Power."

     Dividends and Other Distributions. Each share of Class A Common Stock and Class B Common Stock would be equal in respect to dividends and other distributions in cash, stock or property (including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Company), except as described below. Dividends or other distributions payable on the Common Stock in shares of capital stock of the Company would be made to all holders of Common Stock and may be made (i) in shares of Class B Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock,
(ii) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, or
(iii) in any other authorized class or series of capital stock to the holders of both classes of Common Stock. In no event would either Class A Common Stock or Class B Common Stock be split, subdivided or combined unless the other is proportionately split, subdivided or combined. Dividends or other distributions that are payable in cash or property (except for a distribution in liquidation) to the Class B Common Stock would be equal, or in the Board's discretion, greater than those payable to the Class A Common Stock.

     Merger or Consolidation. Each holder of Class B Common Stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of the Class A Common Stock in a merger or consolidation of the Company (whether or not the Company is the surviving corporation).

     Conversion Rights. Neither the Class A Common Stock nor the Class B Common Stock will be convertible into another class of Common Stock or any other security of the Company, except that (i) the outstanding Class B Common Stock will automatically convert into Class A Common Stock on a share-for-share basis if at any time the aggregate number of outstanding shares of Class A Common Stock is less than 10% of the aggregate number of shares of outstanding Class A Common Stock and Class B Common Stock together, or (ii) the outstanding Class B Common Stock could be converted into Class A Common Stock on a share-for-share basis by the Board of Directors if, as a result of the existence of the Class B Common Stock, either class of Common Stock becomes excluded from trading on all principal national securities exchanges and also is excluded from quotation on the NASDAQ National Market System and any other comparable national quotation system then in use. In making the determination for (ii) above, the Board may conclusively rely on any information or documentation available to it, including filings made with the Securities and Exchange Commission (the "SEC"), any stock exchange, the National Association of Securities Dealers, Inc. (the "NASD") or any other governmental or regulatory agencies or any written instrument purporting to be authentic. Upon such conversion, the voting interests of the holders of Class A Common Stock would be diluted. In addition, to the extent that the Class A Common Stock has a market price which is higher than the Class B Common Stock market price immediately prior to such conversion, the market price of the Class A Common Stock may be decreased as a result of such conversion.

     Class B Protection Provision. Currently, any person or group that acquires Existing Stock acquires an equal voting and equity interest in the Company. After the implementation of the Recapitalization Proposal, voting rights disproportionate to equity ownership could be acquired through acquisitions of Class A Common Stock without proportionate acquisitions of Class B Common Stock. In order to reduce the economic reasons for the Class A Common Stock and the Class B Common Stock to trade at disparate market prices and to give all holders the opportunity to participate in any premium paid in the future for a significant block (10% or more) of the Class A Common Stock by a buyer who has not acquired a proportionate share of the Class B Common Stock, the New Articles include a feature referred to herein as the "Class B Protection Provision," as summarized below.

     If, after the Effective Date, (A) any person or group (other than the Company) acting in concert acquires beneficial ownership of shares representing 10% or more of the then issued and outstanding shares of Class A Common Stock (excluding (i) shares of Class A Common Stock beneficially owned by such person or group which were received as a result of the conversion of Existing Stock beneficially owned by such person or group immediately prior to the Effective Date and (ii) shares of Class A Common Stock of which beneficial ownership was acquired by such person or group by the issuance or sale by the corporation, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan or in connection with a marital dissolution) (collectively, the exclusions described in clauses (i) and (ii) are referred to as "Excluded Acquisitions"), and (B) the percentage of all issued and outstanding shares of Class B Common Stock owned by such person or group is less than the percentage of all issued and outstanding shares of Class A Common Stock owned by such group or person (a "Significant Shareholder") at such time, such Significant Shareholder must, within a 90 day period beginning the day after becoming a Significant Shareholder, make a public tender offer to acquire additional shares of Class B Common Stock (a "Class B Protection Transaction"). For purposes of this Class B Protection Provision "beneficial ownership" and "group" have the meanings of such terms as used in Regulation 13D promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In a Class B Protection Transaction, the Significant Shareholder must offer to acquire from the holders of the Class B Common Stock that number of shares of additional Class B Common Stock determined by (i) multiplying the percentage of outstanding Class A Common Stock owned by such Significant Shareholder by the total number of shares of Class B Common Stock outstanding on the date such person or group became a Significant Shareholder, and (ii) subtracting therefrom the total number of shares of Class B Common Stock owned by such Significant Shareholder on such date. The Significant Shareholder must acquire all shares validly tendered or, if the number of shares tendered exceeds the number determined pursuant to such formula, a pro rata amount from each tendering holder.

     The offer price for any shares required to be purchased by the Significant Shareholder pursuant to a Class B Protection Transaction would be the greater of
(i) the highest price per share paid by the Significant Shareholder for any share of Class A Common Stock in the six month period ending on the date such person or group became a Significant Shareholder or (ii) the highest bid price of a share of the Class A Common Stock or Class B Common Stock on the NASDAQ National Market System (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) on the date such person or group became a Significant Shareholder.

     A Class B Protection Transaction also would be required of any Significant Shareholder each time that such Significant Shareholder acquires an additional 5% (the next highest integral multiple of 5%, e.g., 15%, 20%, 25%, etc.) of the then issued and outstanding shares of Class A Common Stock after the Effective Date (other than through Excluded Acquisitions), if the percentage of all issued and outstanding shares of Class B Common Stock owned by such Significant Shareholder at such time is less than the percentage of all issued and outstanding shares of Class A Common Stock owned by such Significant Shareholder. Such Significant Shareholder would be required to offer to buy that number of additional shares prescribed by the formula set forth above, even if a previous offer resulted in fewer shares of Class B Common Stock being tendered than such previous offer included.

     The requirement to engage in a Class B Protection Transaction is satisfied by making the requisite offer and purchasing all validly tendered shares, even if the number of shares tendered is less than the number of shares included in the required offer. Any Significant Shareholder who fails to make an offer required or to purchase shares validly tendered, will have the voting rights of the shares of Class A Common Stock owned by such Significant Shareholder suspended automatically until consummation of an offer as required or until divestiture of the shares of Class A Common Stock that triggered the offer requirement. Neither the Class B Protection Transaction requirement nor the related result of failing to comply with such requirement applies to any increase in percentage ownership of Class A Common Stock resulting solely from a change in the total amount of Class A Common Stock outstanding.

     The Class B Protection Provision of the New Articles can be amended in a manner adversely affecting the holders of Class B Common Stock only if the amendment is approved by the vote of the holders of a majority of the issued and outstanding shares of Class B Common Stock.

     Preemptive Rights. The Existing Stock does not carry, and, following the implementation of the Recapitalization Proposal, the Common Stock will not carry, any preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.

BACKGROUND OF THE RECAPITALIZATION PROPOSAL

     In recent years, a number of publicly held companies have adopted capital structures utilizing two classes of common stock. In reviewing the Company's capital structure and possible alternatives for its future business plan, management determined that such a structure, subject to applicable regulatory limitations, offered the Company a number of possible advantages that outweighed potential disadvantages, and management recommended to the Board of Directors that the Company consider adopting a capital structure utilizing two classes of common stock.

     In July, 1997, the Board of Directors of the Company acting by unanimous written consent, established a Special Committee of the Board of Directors consisting of the Company's non-management directors, Edward J. Hall, Alan Liker and Christopher M. Miner, to consider and evaluate a proposal for the Company to adopt a capital structure with two classes of common stock as a means, among other things, of enhancing the financial flexibility of the Company and its shareholders.

     On August 7, 1997, the Special Committee met, together with certain members of management and representatives of counsel to the Company, Irell & Manella LLP ("I&M"), and Salomon Brothers Inc ("Salomon"), financial advisor to the Special Committee. The Special Committee discussed the importance of the role played by Mr. Hughes and his management team in connection with the Company's strategy and vision and the importance of Mr. Hughes in connection with maintaining the Company's relationship with its worldwide base of independent distributors. The Special Committee discussed possible methods that the Company could consider (i) to enhance the Company's flexibility to issue additional equity to fund internal growth or to conduct acquisitions without adversely impacting the ability of Mr. Hughes and his management team to continue to control and direct the operations and strategy of the Company and (ii) to protect against unfair and coercive offers. The Special Committee requested that Salomon prepare a presentation regarding potential methods of achieving this goal.

     On August 13, 1997, the Special Committee met, together with certain members of management and representatives of I&M and Salomon. Salomon made a presentation to the Special Committee relating to different methods of protecting the Company against unsolicited offers, including a shareholder rights plan, creation of a classified board, possible charter and bylaw amendments and a "dual-class" recapitalization which would create two classes of stock, voting and non-voting. Salomon provided preliminary information regarding dual-class recapitalization transactions consummated by other companies.

     On September 9, 1997, the Special Committee met, together with certain members of management and representatives of I&M and Salomon. Representatives of Salomon made a presentation regarding transactions similar to the Recapitalization that had been adopted by other publicly traded companies, and discussed the impact that such transactions had on the liquidity and market value of such companies' stock and on such companies' ability to access the capital markets. Representatives of I&M discussed with the Special Committee certain legal aspects associated with dual-class recapitalization transactions, and noted that the transaction would require the approval of the Company's shareholders as well as the consent of the NASDAQ Stock Market. The Special Committee instructed I&M to prepare a draft submission to the NASDAQ Stock Market regarding a potential recapitalization transaction that could be discussed by the Special Committee at its next meeting.

     On September 15, 1997, a telephonic meeting of the Special Committee was held, with certain members of management and representatives of I&M and Salomon present, to discuss the draft submission to the NASDAQ Stock Market. Members of management presented their comments with respect to the structure of the transaction described in the draft submission to the NASDAQ Stock Market, and then left the meeting. The Special Committee discussed and preliminarily approved the structure of a proposed dual-class recapitalization, and authorized I&M to send a confidential inquiry to the NASDAQ Stock Market to determine whether the Company's Common Stock would comply with the NASDAQ Stock Market's rules regarding voting rights of shares.

     On October 23, 1997, the NASDAQ Stock Market informed the Company that the Recapitalization would not violate the NASDAQ Stock Market's rules regarding voting rights of shares.

     On October 28, 1997, a telephonic meeting of the Special Committee was held, with representatives of I&M and Salomon present. The Special Committee discussed the NASDAQ Stock Market's response to the Company's inquiry regarding the Recapitalization. In addition, representatives of Salomon made an initial presentation regarding Salomon's opinion to be delivered to the Special Committee in connection with the Recapitalization.

     On October 30, 1997, the Special Committee met, together with representatives of I&M. The Special Committee reviewed the opinion of Salomon as to the effects of the Recapitalization, subject to certain qualifications, assumptions and limitations set forth in such opinion, upon the Company's ability to raise equity capital through an offering or offerings of shares of common equity and upon the aggregate market value of the Company's common equity. See "Opinion of Financial Advisor." The Special Committee unanimously approved the Recapitalization and recommended that the Board of Directors approve and adopt the Recapitalization. Following the Special Committee Meeting, the full Board of Directors met, together with representatives of I&M and Salomon. The Special Committee informed the Board of its recommendation that the Board of Directors adopt the Recapitalization Proposal. The Board of Directors discussed and unanimously approved the Recapitalization Proposal, with the exception of Mr. Hughes, who abstained from voting on the Recapitalization Proposal.

REASONS FOR THE PROPOSAL; RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RECAPITALIZATION PROPOSAL.

     The Board believes that a capital structure having two classes of common stock offers a number of potential benefits described below and that adoption of the Recapitalization Proposal is in the best interests of the Company and all of its shareholders. The Recapitalization Proposal enables the Company to issue Class B Common Stock or securities convertible into Class B Common Stock for financing, acquisition and compensation purposes without adversely affecting the voting percentage of any shareholder, including Mr. Hughes.

     The Board has given due consideration to the Amendments and the Distribution and has determined that the adoption of the Amendments would be in the best interests of the Company and its shareholders. The Board of Directors believes that the Recapitalization Proposal is advantageous to the Company's long-term growth strategy to the extent that it may favor long-term investors and may discourage unfair or coercive offers to acquire the Company which might have an undesirable effect on the Company's business and operations. The Board suggests that each shareholder carefully read and review the Amendments, the description of the Amendments and the Distribution and certain effects thereof which are set forth below.

          Acquisition and Financing Flexibility. Implementation of the Recapitalization Proposal will provide the Company with an additional class of equity securities that could be used in connection with the acquisition of businesses.

          Implementation of the Recapitalization Proposal also will provide the Company with increased flexibility in the future to utilize the Class B Common Stock to fund employee benefit plans (See "Certain Other Effects of The Recapitalization Proposal -- Employee Plans") and to raise equity capital or to issue convertible debt or convertible preferred stock as a means to finance future growth without diluting the voting power of the Company's existing shareholders. The issuance of the Class B Common Stock as a result of the Dividend is expected to create a trading market for the Class B Common Stock, the existence of which can be an important factor in facilitating any acquisition or financing and in assessing the value of such stock as an employee benefit. See "Certain Other Effects of the Recapitalization Proposal -- Trading Market."

          The Company has no present plans to issue additional equity securities or convertible securities in any acquisition or financing transaction after the implementation of the Recapitalization Proposal. If the Company issues any shares, it is more likely to issue shares of Class B Common Stock. Although the Class A Common Stock may trade at a premium with respect to the Class B Common Stock, as discussed below, the New Articles expressly permit the Board to issue and sell shares of Class B Common

     Stock even if the consideration which could be obtained by issuing or selling Class A Common Stock would be greater.

          Shareholder Flexibility. Under the Recapitalization Proposal, shareholders desiring to maintain their voting positions will be able to do so even if they decide to sell or otherwise dispose of up to 66 2/3% of their equity interest in the Company. The Recapitalization Proposal gives all shareholders, including Mr. Hughes, increased flexibility to dispose of a portion of their equity interest in the Company for estate planning and other personal reasons, and otherwise to determine the extent of their equity ownership without necessarily affecting their relative voting power. Mr. Hughes has advised the Company that it is his current intention to hold shares of Class A Common Stock and to sell shares of Class B Common Stock, if he sells any shares. Mr. Hughes has also informed the Company that, subject, among other things, to market conditions and personal financial considerations, he is exploring the possibility of selling a portion of his shares of Class B Common Stock, and is considering, among other things, a publicly-underwritten secondary offering of such shares (or a security exchangeable for such shares) during 1998.

          Continuity. Because implementation of the Recapitalization Proposal would allow Mr. Hughes (i) to continue to exercise control over a majority of the Company's voting power even if he chooses to reduce his total equity position significantly, and (ii) to exercise additional estate planning flexibility by determining the succession of voting control through bequests of Class A Stock to one or more of his heirs, the adoption of the Recapitalization Proposal would reduce the risk of a disruption in the continuity of the Company's long-term plans and objectives that could otherwise result if Mr. Hughes should find it desirable or necessary to sell a significant block of stock for diversification, estate planning or for other reasons. Implementation of the Recapitalization Proposal may provide a basis for continued pursuit of the Company's long-term plans and objectives, if and when such circumstances arise, and should reduce the risk that the Company could at some future date be compelled to consider a potential acquisition of the Company in an environment that could be dictated to the Company and the Board by the financial circumstances of Mr. Hughes or by third parties who may be anticipating or speculating about such circumstances.

          Key Employees. By reducing the uncertainty that could result if Mr. Hughes should dispose of a significant block of Existing Stock, implementation of the Recapitalization Proposal may enhance the ability of the Company to attract and retain highly qualified key employees. Implementation of the Recapitalization Proposal should allow all employees to continue to concentrate on their responsibilities without undue concern that the future of the Company could be affected by real or perceived succession issues or an unwanted takeover that could otherwise be triggered by any substantial divestiture by Mr. Hughes in the future. In addition, as discussed above, the ability to issue Class B Stock increases the Company's flexibility in structuring compensation so that key employees may participate in the growth of the Company.

          Business Relationships. Mr. Hughes and the Company's senior management team have played a key role in the Company's ability to attract and retain highly motivated individuals to act as distributors of the Company's products. Implementation of the Recapitalization Proposal may help to mitigate the uncertainties and risks of disruption of existing and potential business relationships with distributors and other parties who may in the future become concerned about changes in control of the Company in the event that the holdings of Mr. Hughes are ever diluted. The Company may be less able to attract and retain distributors willing to make long-term commitments to the Company if the Company is perceived to be vulnerable to disruptive uncertainty concerning the Company's ownership succession. The Company's position in this regard is particularly unique and significant. The Company has hundreds of thousands of distributors throughout the world, and for many, the personal role of Mr. Hughes and the Company's senior management team in providing vision and inspiration in the Company's business is fundamental. A perception that Mr. Hughes and his management group ceased to control the Company's operations could have a negative impact on the morale of the distributor base and, as a result, on the Company's financial results. Thus, the Board has considered that the Recapitalization Proposal may be particularly important in terms of preserving and enhancing the Company's worldwide distributor base.

          Operations. The Proposal allows the Company to maintain continuity of voting ownership without involving the leverage, asset sales or both that could otherwise characterize a recapitalization plan, and should not significantly affect the Company's operations, long-term plans, debt-to-equity ratio or growth potential.

OPINION OF FINANCIAL ADVISOR

     Salomon, acting as the financial advisor to the Special Committee, has advised the Special Committee that in its opinion, from a financial point of view and under current market conditions, assuming that the Recapitalization Proposal was effective on the date of such opinion, the Recapitalization Proposal would not have a material adverse effect on (i) the Company's ability to raise equity capital after implementation of the Recapitalization Proposal through an offering or offerings of common equity as compared with the Company's ability to raise equity capital through an offering or offerings of common equity immediately prior to the announcement of the Recapitalization Proposal, or (ii) the total market value of the Common Stock outstanding after implementation of the Recapitalization Proposal as compared with the total market value of the Existing Stock outstanding immediately prior to the announcement of the Recapitalization Proposal. The opinion of Salomon (the "Opinion"), which is subject to certain qualifications, assumptions and limitations described therein, is set forth as Exhibit B to this Proxy Statement. SHAREHOLDERS ARE URGED TO READ THE FULL TEXT OF THE OPINION, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION.

     Salomon has consented to the inclusion in this Proxy Statement of the Opinion and the description of the Opinion contained herein. Salomon has advised the Board of Directors that, based on an express disclaimer in the engagement letter dated July 21, 1997, between Salomon and the Company (the "Engagement Letter"), pursuant to which Salomon was retained to act as financial advisor to the Special Committee, Salomon does not believe that any person (including a shareholder of the Company), other than the Company or the Special Committee, has a legal right to rely upon the Opinion to support any claims against Salomon under applicable state law and that, should any such claims be brought against Salomon by any such person, this assertion will be raised as a defense. In the absence of applicable state law authority, the availability of such a defense will be resolved by a court of competent jurisdiction. Resolution of the question of the availability of such a defense, however, will have no effect on the rights and responsibilities of the Board of Directors under applicable state law and the availability of such a state law defense to Salomon would not have any effect on the rights and responsibilities of either Salomon or the Board of Directors under the federal securities laws.

     Salomon has assisted the Special Committee in the development and consideration of the Recapitalization Proposal. Pursuant to the Engagement Letter, the Company will pay the following fees to Salomon: (i) $100,000 for Salomon's initial work (which has been previously paid), (ii) an additional fee of $200,000, which was earned upon the delivery by Salomon of the Opinion to the Special Committee (which has not yet been paid), and (iii) an additional fee of $100,000 upon consummation of the Recapitalization. Salomon will also be reimbursed by the Company for its expenses. The Company also provided Salomon with certain indemnities relating to such retention as is typical in the retention of financial advisors. Salomon has also acted as financial advisor to the Company with respect to matters unrelated to the Recapitalization Proposal and has received fees for such services.

CERTAIN POTENTIAL DISADVANTAGES OF THE RECAPITALIZATION PROPOSAL

     While the Board of Directors has determined that implementation of the Recapitalization Proposal is in the best interests of the Company and its shareholders, the Board recognizes that implementation of the Recapitalization Proposal may have certain disadvantages, including the following:

          Anti-Takeover Effect. Because Mr. Hughes has maintained voting control over the Company since he founded it, the Company has never found it necessary to adopt "anti-takeover" measures, and the Articles and By-Laws of the Company presently contain no such measures. Regardless of whether the Recapitalization Proposal is implemented, Mr. Hughes will maintain the ability to keep or dispose of voting control of the Company as he sees fit. As noted above, however, implementation of the Recapitalization Proposal will allow Mr. Hughes to (i) continue to exercise control over a majority of the

     Company's voting power even if he chooses to reduce his total equity position by up to approximately 70%, and (ii) exercise additional estate planning flexibility by determining the succession of voting control through bequests of Class A Stock to one or more of his heirs. As a consequence, implementation of the Recapitalization Proposal is likely to limit the future circumstances in which a sale or transfer of equity by Mr. Hughes could lead to a merger proposal or tender offer that is not acceptable to Mr. Hughes, or a proxy contest for the removal of incumbent directors. Accordingly, adoption of the Amendments might deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices or to replace the Board of Directors and management. The Company is not aware of any current or planned effort on the part of any party to acquire control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change the Board of Directors or management.

          In addition, shareholders should take note of Nevada's "Combinations with Interested Stock-holders" statute and Nevada's "Acquisition of Controlling Interest" statute, which could also have the effect of delaying or making it more difficult to effect a change in control of the Company.

          The Combinations with Interested Stockholders statute (NRS sec.sec. 78.411-78.444), which applies to Nevada corporations having at least 200 stockholders, prevents an "interested stockholder" and an applicable Nevada corporation from entering into a "combination" unless certain conditions are met. A "combination" means any merger or consolidation with an "interested stockholder," or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder:" (i) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation; (ii) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation. An "interested stockholder" means a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the voting power of the corporation. A corporation to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher; (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

          The Acquisition of Controlling Interest statute (NRS sec.sec. 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this proxy statement, the Company does not believe that it has 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the Acquisition of Controlling Interest statute will not be applicable to the Company.

          The Acquisition of Controlling Interest statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "Control Shares" and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Acquisition of Controlling Interest statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The Board of Directors is required to notify the stockholders as soon as practicable after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenter's rights.

          Acquisition Accounting. The use of a Class B Common Stock to effect a business combination would make such combination ineligible to be accounted for using the "pooling of interests" method. In order for such method to be used, the Company would be required to issue Class A Common Stock as the consideration for the combination.

          State Securities Laws. Some state securities statutes contain provisions which, following the issuance of shares of Class B Common Stock, may restrict offerings of equity securities by the Company or the secondary trading of its equity securities in such states. Because of the availability of applicable exemptions from such restrictions and because such restrictive provisions would only apply to offers or sales made in a limited number of states, the Company does not believe that such provisions will materially adversely affect the aggregate amount of equity securities which the Company will be able to offer, the price obtainable for its equity securities in such offerings or the secondary trading market for its equity securities.

          Investment by Institutions. Certain institutional holders may be prohibited from holding or purchasing Class B Common Stock as a result of charter provisions or business policies which prohibit such institutions from investing in securities without voting privileges.

             CERTAIN OTHER EFFECTS OF THE RECAPITALIZATION PROPOSAL

     Effect on Relative Voting Power. Because the New Articles provide that each whole share of Existing Stock outstanding after effectiveness of the Reverse Split will be reclassified and changed into one share of Class A Common Stock, and because the Dividend is to be paid to all shareholders in proportion to the number of shares of Class A Common Stock owned on the Effective Date by each shareholder, the relative ownership interest and voting power of each holder of a whole share of Existing Stock after implementation of the Recapitalization Proposal will be the same immediately as it was immediately prior thereto (except that the relative ownership interest and voting power of the holders of a number of shares of Existing Stock which is not an integral multiple of three will be reduced slightly by the elimination of fractional shares created as a result of the Reverse Split).

     Consequently, assuming that Mr. Hughes retains the shares of Class A Common stock beneficially owned by him and that the Company does not issue additional Class A Common Stock, the Amendment will not alter Mr. Hughes' present voting position in the Company.

     Shareholders who sell their shares of Class A Common Stock after the Distribution will lose a greater amount of voting control in proportion to equity than they would have prior to the Distribution. At the same time, shareholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Class A Common Stock and retain the benefits of the voting power attached to such Common Stock.

     As of the date of this Proxy Statement Mr. Hughes has sole or shared voting or dispositive power over an aggregate of approximately 16,764,000 shares or approximately 55% of the outstanding Existing Stock of the Company. If the Recapitalization is consummated, Mr. Hughes will have sole or shared voting or disposition power over an aggregate of approximately 5,588,000 shares of outstanding Class A Common Stock and 11,176,000 shares of outstanding Class B Common Stock immediately following the Effective Date.

     If Mr. Hughes, following the Effective Date, were to sell all of the shares of Class B Common Stock received in the Distribution, Mr. Hughes would still have approximately 55% of the voting power assuming no other change. The foregoing is for illustrative purposes only. It is the present intention of Mr. Hughes to hold the shares of Class A Common Stock and to dispose of shares of Class B Common Stock if he disposes of any shares. Mr. Hughes has advised the Company that it is his current intention to hold shares of Class A

Common Stock and to sell shares of Class B Common Stock, if he sells any shares. Mr. Hughes has also informed the Company that, subject, among other things, to market conditions and personal financial considerations, he is exploring the possibility of selling a portion of his shares of Class B Common Stock, and is considering, among other things, a publicly-underwritten secondary offering of such shares (or a security exchangeable for such shares) during 1998.

     Effect on Market Price. On             , 1997, the closing sale price of
the Existing Stock on the NASDAQ National Market System was $          per
share. The market price of shares of Class A Common Stock and Class B Common Stock after the effectiveness of the New Articles and payment of the Dividend will depend, as before the implementation of the Recapitalization Proposal, on many factors, including among others, the future performance of the Company, general market conditions and conditions relating to companies in industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the Class A Common Stock and Class B Common Stock will trade following the effectiveness of the Amendments and the payment of the Dividend. Because of the large amount of Class B Common Stock being issued to the Company's shareholders, the Class B Common Stock may trade initially at market prices below those at which they would trade on a fully distributed basis. Salomon has opined that, subject to certain qualifications, limitations and assumptions set forth in the Opinion, the Recapitalization would not have a material adverse effect on the total market value of the Common Stock outstanding after implementation of the Recapitalization Proposal as compared with the total market value of the Existing Stock outstanding immediately prior to the announcement of the Recapitalization Proposal. See "Opinion of Financial Advisor" above.

     Should a premium on the Class A Common Stock develop, the New Articles expressly permit the Board to issue and sell shares of Class B Common Stock even if the consideration which could be obtained by issuing or selling Class A Common Stock would be greater. The New Articles also expressly permit the Board to purchase shares of Class A Common Stock even if the consideration which would be paid by purchasing Class B Common Stock would be less.

     Trading Market. Upon effectiveness of the Amendments approximately 10,217,000 shares of Class A Common Stock will be issued and outstanding. After payment of the Dividend, approximately 20,434,000 shares of Class B Common Stock will be issued and outstanding.

     To minimize dilution of voting power to existing shareholders, the Company is more likely to issue additional Class B Common Stock than Class A Common Stock in the future to raise equity, finance acquisitions or fund employee benefit plans. Furthermore, Mr. Hughes has indicated that he is more likely to dispose of Class B Common Stock over time than Class A Common Stock. Any such issuance of additional Class B Common Stock by the Company or dispositions of Class B Common Stock by Mr. Hughes or other major shareholders may serve to further increase market activity in Class B Common Stock relative to the Class A Common Stock.

     NASD Criteria. The Existing Stock is currently traded on the NASDAQ National Market System and application is being made to trade the Class A Common Stock and the Class B Common Stock on the NASDAQ National Market System. The Recapitalization Proposal is intended to comply with the requirements of Rule 19c-4 (the "Rule") adopted in July 1988 by the SEC under the Exchange Act. Although a federal appellate court has vacated the Rule as a rule of the SEC, the Rule has been adopted as a standard for quotation on the NASDAQ National Market System by the NASD. The effect of the Rule is to prohibit the quotation on the NASDAQ National Market System of equity securities of an issuer if such issuer "issues any class of security, or takes other corporate action, with the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of common stock of such issuer. . . ." The purpose of the Rule is to prohibit stock issuances and other corporate actions that have a "disenfranchising effect" on existing shareholders.

     The NASD has advised the Company that the issuance of nonvoting Class B Common Stock pursuant to the Recapitalization Proposal would not violate the NASD's rules and By-Laws, and will be permitted thereunder. The Company presently anticipates that both the Class A Common Stock and the Class of B Common Stock will be traded on the NASDAQ National Market System. Future issuances of shares of

Common Stock may be subject to the Rule and the Company may be required to seek and obtain NASD approval in connection with such issuances.

     Potential Changes in Laws or Regulations. In recent years, bills were introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange or the quoting of such common stock on NASDAQ if such common stock was part of a class of securities which has no voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced before Congress in the future. Such legislation or other regulatory developments could make the Company's Class A Common Stock and Class B Common Stock ineligible for trading on the national securities exchanges and for quotation on NASDAQ. The Company is unable to predict whether any such regulatory proposals will be adopted or whether they will have such effect. If such legislation is adopted, however, it could include "grandfather" provisions, in which event the Company might not be affected as to any action already taken.

     If legislation is adopted which would make either class of Common Stock ineligible for trading on all principal national securities exchanges and for quotation on NASDAQ, the New Articles provide that the Board of Directors may convert Class B Common Stock into Class A Common Stock if, as a result of the existence of the Class B Common Stock, the Class A Common Stock or the Class B Common Stock or both are excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in existence and also is excluded from quotation on NASDAQ and any other comparable national quotation system then in existence.

     Shareholder Information. The Company will deliver to the holders of Class B Common Stock the same proxy statements (excluding proxies to cast votes in situations where the Class B Common Stock is not entitled to vote pursuant to the New Articles; see "Description of the Class A and Class B Common Stock -- Voting"), annual reports and other information and reports as it delivers to holders of Class A Common Stock.

     Certain Federal Income Tax Consequences. The Company's shareholders will not recognize gain or loss upon (i) the Reverse Split (other than with respect to their receipt of cash for fractional shares, as described below), (ii) the reclassification of Existing Stock, after the Reverse Split, as Class A Common Stock, (iii) their receipt of Class B Common Stock pursuant to the Dividend, and
(iv) any subsequent conversion of shares of Class B Common Stock into shares of Class A Common Stock. Any shareholder receiving cash in lieu of a fractional share of Existing Stock in the Reverse Split will recognize capital gain or loss equal to the difference between the amount of cash received and the basis he would have had in such fractional share. Any such gain will be mid-term, currently taxable at 28% for individuals or long-term, currently taxable at 20% for individuals, if such shareholder has held the Existing Stock subject to the reverse split for more than 12 months or 18 months, respectively.

     Each shareholder's tax basis in, and holding period for, his shares of Existing Stock prior to the Reverse Split will carry over to the shares of Existing Stock received by him in the Reverse Split and to the shares of Class A Common Stock and Class B Common Stock received by him pursuant to the Amendments and Dividend. Such tax basis will be reallocated among such shares of Class A Common Stock and Class B Common Stock in proportion to their respective fair market values on the Effective Date.

     The above discussion is a general summary of the material Federal income tax consequences to the Company's shareholders with respect to the Recapitalization Proposal, based on the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice. This discussion, however, does not discuss any aspects of state, local or foreign taxation. Further, this discussion assumes that all of the Company's shareholders have held their shares of Existing Stock as capital assets. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive. Shareholders, therefore, are urged to seek the advice of their own tax counsel on these matters.

     Securities Act of 1933. Since the Existing Stock will be reclassified as Class A Common Stock with essentially the same rights, powers and limitations, the reclassification is not an "offer," "offer to sell," "offer for sale" or "sale" of a security within the meaning of Section 2(3) of the Securities Act of 1933, as amended (the "Securities Act") and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the Dividend will not involve a "sale" of a security under the Securities Act or Rule 145. Consequently, the Company has not registered the Class A Common Stock or the Class B Common Stock under the Securities Act.

     Since there will be no sale of either the Class A Common Stock or the Class B Common Stock, shareholders will not be deemed to have purchased such shares separately from the Existing Stock under the Securities Act and Rule 144 thereunder. Shares of Class A Common Stock held immediately upon effectiveness of the New Articles and shares of Class B Common Stock received in the Dividend, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Stock without registration under the Securities Act. Affiliates of the Company will continue to be subject to the restrictions specified in Rule 144 under the Securities Act, with each class of Common Stock considered separately.

     Employee Plans. The Company currently has one option plan in effect pursuant to which options to purchase shares of Existing Stock may be granted (the Amended and Restated 1991 Stock Option Plan (the "Option Plan")). Pursuant to the terms of the Option Plan, all options outstanding under the Option Plan as of the Effective Date, to the extent not exercised prior to the Effective Date, shall be adjusted after the Effective Date as follows: The total number of shares subject to each option agreement shall remain unchanged; provided, however, that the total number of shares of common stock subject to each outstanding option agreement shall be divided, as nearly as possible, such that
 1/3 of such shares shall be Class A Common Stock and 2/3 of such shares shall be Class B Common Stock. The aggregate number of shares of common stock subject to options before the Effective Date shall equal the aggregate number of shares of Class A Common Stock and Class B Common Stock together subject to options after the Effective Date. The exercise price per share of the options after the Effective Date shall remain unchanged.

     The Company also has two incentive compensation plans in effect pursuant to which grants of shares of Existing Stock may be made (the Amended and Restated 1994 Performance-Based Annual Incentive Compensation Plan (the "1994 Plan"), and one other plan).

     The Option Plan and the 1994 Plan are the subject of Proposals 2 and 3, which would provide that options and awards granted in the future under the Option Plan and the 1994 Plan may relate solely to Class A Common Stock, to Class B Common Stock, or to a combination of Class A Common Stock and Class B Common Stock.

     Other Changes Made in Amendments. In connection with the adoption of the New Articles, certain provisions of the Articles which are no longer relevant or necessary are being deleted. Such other changes are not material to the Company's shareholders. All such changes are shown in Exhibit A hereto.

     Costs. The costs of proceeding with the Recapitalization Proposal (such as transfer agent's fees, printing, engraving and mailing costs, legal fees, investment banking fees, solicitation fees, and NASD fees) will be offset against paid in capital in excess of par value. The approximate cost of proceeding with the Recapitalization Proposal is estimated to be $550,000, inclusive of fees of financial and legal advisors.

     Subsequent Amendments. Implementation of the Recapitalization Proposal will not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its Board of Directors and shareholders, to adopt any future amendments to the New Articles for the purpose of further changing the Company's capital structure or for any other lawful purpose.

FINANCIAL INFORMATION

     The Company believes that its shareholders can exercise prudent judgment with respect to the decision whether to vote for the Recapitalization Proposal without reference to other financial statements of the Company. The Company has furnished its financial statements to shareholders in its 1996 Annual Report, which was mailed to shareholders on April 22, 1997, and in its letters to shareholders for the first, second and third quarters of 1997, which also previously have been mailed to shareholders. In addition, the Company will promptly provide without charge to any shareholder, on the request of such shareholder, an additional copy of the 1996 Annual Report or quarterly earnings reports for the first, second and third quarters of fiscal year 1997. Written requests for such copies should be directed to the Investor Relations, Herbalife International, Inc., 1800 Century Park East, Los Angeles, California 90067, or orally by telephone to Erik Randerson, Investor Relations at (310) 410-9600 (ext. 32202).

                          INTERESTS OF CERTAIN PERSONS

     Mr. Hughes has an interest in the implementation of the Recapitalization Proposal because, as noted above, the Recapitalization Proposal may enhance the ability of Mr. Hughes to retain voting control of the Company even if he disposes of a substantial portion of his shares of stock in the Company. See "Reasons for the Recapitalization Proposal; Recommendation of the Board of Directors."

                                   PROPOSAL 2

                           APPROVAL OF AMENDMENTS TO
                THE AMENDED AND RESTATED 1991 STOCK OPTION PLAN

BACKGROUND

     Subject to shareholder approval of Proposal 1, the Board of Directors of the Company, on October 30, 1997, approved the amendments to the Company's Amended and Restated 1991 Stock Option Plan (the "Option Plan") described below (the "Option Plan Amendment"). THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY APPROVE THE OPTION PLAN AMENDMENT.

DESCRIPTION OF OPTION PLAN AMENDMENT.

     The terms of the Option Plan are described below under "Executive Compensation -- Description of Certain Plans -- 1991 Stock Option Plan." A copy of the Option Plan Amendment is attached as Exhibit C hereto. Shareholders are urged to review carefully the proposed amendment.

     The Option Plan currently provides for the grant of options to purchase shares of Existing Stock. The purpose of the Option Plan Amendment is to conform the Option Plan to the Company's capital structure following implementation of the Recapitalization Proposal. The Option Plan Amendment provides that following the Effective Date, options may be granted under the Option Plan to purchase shares of Class A Common Stock, Class B Common Stock or a combination thereof. In addition, the Option Plan also currently provides that no participant may be awarded, during any single calendar year, stock options with respect to more than 1,500,000 shares of Existing Stock. If the Option Plan Amendment is adopted, the aggregate amount of shares of Class A Common Stock and Class B Common Stock with respect to which stock options may be awarded to a participant during any single calendar year may not exceed 1,500,000. The Option Plan Amendment will not increase the total number of shares of stock which can be granted pursuant to the Option Plan.

VOTE REQUIRED

     Approval of the Option Plan Amendment requires the affirmative vote of the holders of at least a majority of the shares of outstanding Existing Stock represented and voting at the Meeting and cast on this Proposal 2. While broker abstentions will have the effect of a vote against the Option Plan Amendment, broker non-votes will not have such effect. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE OPTION PLAN AMENDMENT, AND, SUBJECT TO SHAREHOLDER APPROVAL OF THE RECAPITALIZATION PROPOSAL, AND UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF THE OPTION PLAN AMENDMENT.

                                   PROPOSAL 3

                           APPROVAL OF AMENDMENTS TO
                  AMENDED AND RESTATED 1994 PERFORMANCE-BASED
                       ANNUAL INCENTIVE COMPENSATION PLAN

BACKGROUND

     Subject to shareholder approval of Proposal 1, the Board of Directors of the Company, on October 30, 1997, approved an amendment to the Company's Amended and Restated 1994 Performance-Based Annual Incentive Compensation Plan (as amended in 1996, the "1994 Plan") described below (the "1994 Plan Amendment"). THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY APPROVE THE 1994 PLAN AMENDMENT.

DESCRIPTION OF 1994 PLAN AMENDMENT.

     The terms of the 1994 Plan are described below under "Executive Compensation -- Description of Certain Plans -- 1994 Performance-Based Annual Incentive Compensation Plan." A copy of the 1994 Plan Amendment is attached as Exhibit D hereto. Shareholders are urged to review the proposed amendment carefully.

     The 1994 Plan currently provides that awards may be made in cash or in shares of Existing Stock, or a combination thereof. The purpose of the 1994 Plan Amendment is to conform the 1994 Plan to the Company's capital structure following implementation of the Recapitalization Proposal. The 1994 Plan Amendment provides that following the Effective Date, awards may be made under the 1994 Plan in cash, shares of Class A Common Stock or shares of Class B Common Stock, or a combination thereof.

VOTE REQUIRED

     Approval of the 1994 Plan Amendment requires the affirmative vote of the holders of at least a majority of the shares of outstanding Existing Stock represented and voting at the Meeting and cast on this Proposal 3. While broker abstentions will have the effect of a vote against the Option Plan Amendment, broker non-votes will not have such effect. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1994 PLAN AMENDMENT, AND, SUBJECT TO SHAREHOLDER APPROVAL OF THE RECAPITALIZATION PROPOSAL, AND UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH ADOPTION.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table lists, as of September 30, 1997, information as to the beneficial ownership of Existing Stock by (i) each of the Company's directors,
(ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers as indicated in the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation" below, (iii) all directors and executive officers as a group, and
(iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Existing Stock outstanding. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

                         NAME AND ADDRESS                         AMOUNT           PERCENT OF
                      OF BENEFICIAL OWNER(1)                BENEFICIALLY OWNED       CLASS
        --------------------------------------------------  ------------------     ----------

        Mark Hughes(2)....................................      16,963,738            55.34%
          1800 Century Park East
          Los Angeles, CA 90067

        Dr. David B. Katzin(3)............................         189,681            *
          1800 Century Park East
          Los Angeles, CA 90067

        Christopher Pair(4)...............................         159,750            *
          1800 Century Park East
          Los Angeles, CA 90067

        Michael Rosen(5)..................................         108,350            *
          1800 Century Park East
          Los Angeles, CA 90067

        David R. Addis(6).................................         127,000            *
          2101 L Street, N.W.
          Washington, D.C. 20037

        Edward Hall(7)....................................           7,000            *
        Cruttenden Roth Incorporated
          18301 Von Karman, Suite 100
          Irvine, CA 92715

        Alan Liker(8).....................................           7,000            *
          150 South Doheny Drive
          Beverly Hills, CA 90211

        Christopher M. Miner(9)...........................           5,000            *
        WOW! Laboratories, Inc.
          18430 Bandilier Circle
          Fountain Valley, CA 92708
        Fidelity Management & Research Company(10)........       2,044,900             6.67
          82 Devonshire Street
          Boston, MA 02109

        All executive officers and directors as a group
          (10 persons)(11)................................      17,656,519             57.6

---------------

 *  Less than one percent (1%).

(1) The persons in this table have sole voting, investment, and dispositive power with respect to all shares of the Existing Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes 550,000 shares owned by the Herbalife Family Foundation, as to which Mr. Hughes acts as director but has no pecuniary interest. Also includes 200,000 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of this Proxy Statement.

 (3) Includes 160,000 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement. Dr. Katzin ceased to serve as a director and executive officer of the Company in March 1996 and December 1996, respectively.

 (4) Includes an aggregate of 159,750 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

 (5) Includes 20,000 unvested restricted shares of Existing Stock and 67,500 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of this Proxy Statement.

 (6) Includes 40,000 unvested restricted shares of Existing Stock and 17,500 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of this Proxy Statement. Mr. Addis ceased to serve as an executive officer of the Company in January 1997.

 (7) Includes 7,000 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

 (8) Includes 7,000 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

 (9) Includes 5,000 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(10) Information based on CDA/Bullseye Service Report as of September 30, 1997.

(11) Includes an aggregate of 712,750 shares issuable upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     Effective January 1996, each director who is not an officer of or consultant to the Company receives $45,000 per year for his services as a director plus, effective May 1994, $5,000 per year for each committee of the Board on which he serves ($10,000 if he serves as chairman of that committee). From December 1992 to April 1994, the additional amount paid to directors for their services on committees of the Board was $10,000 per year for any one or more committees of the Board. Any outside directors serving on the board of any of the foreign subsidiaries of the Company are paid fees of $2,500 annually for each such board on which they serve. Additionally, the Board authorized the issuance, as of April 19, 1993, to each of Mr. Hall and Paul Buxbaum, a former director of the Company, of a cash-only stock appreciation right ("SAR") covering 25,000 shares of Existing Stock. The SARs vest in annual installments and are automatically exercised and redeemed on the date of vesting of each installment. The amount payable upon each such automatic exercise is equal to the fair market value of the Existing Stock on the date of exercise less the "exercise price" of $9.00 (the closing sale price of the Existing Stock on April 19, 1993) in the case of the installments that vested in 1994 and 1995 and $7.375 (the closing sale price of the Existing Stock on November 1, 1995, the effective date of a repricing of the SARs) in the case of the installments that will vest thereafter, in each case multiplied by the number of SARs being exercised and redeemed. In addition, the Board authorized the issuance, as of November 1, 1995, to each of Messrs. Buxbaum, Hall and Liker of a cash-only SAR covering 10,000 shares of Existing Stock. The SARs vest in five annual installments and are automatically exercised and redeemed on the date of vesting of each installment for an amount equal to the fair market value of the Existing Stock on such date less the "exercise price" of $7.375 (the closing sale price of the Existing Stock on November 1, 1995) multiplied by the number of SARs being exercised and redeemed. In addition, the Board authorized the issuance, as of July 15, 1996, to each of Messrs. Buxbaum, Hall, Liker and Miner of a cash-only SAR covering 25,000 shares of Existing Stock. The SARs vest in five annual installments and are automatically exercised and redeemed on the date of vesting of each installment of an amount equal to the fair market value of the Existing Stock on such date, less the exercise price of $13 (the closing sale price of the Existing Stock on July 15, 1996), multiplied by the number of SARs being exercised and redeemed. Finally, the Board authorized the issuance, as of November 5, 1996, to each of Messrs. Hall, Liker and Miner of a cash-only SAR covering 25,000 shares of Existing Stock. The SARs vest in five annual installments and are automatically exercised and redeemed on the date of vesting of each installment for an amount equal to the fair market value of the Existing Stock on such date, less the "exercise price" of $19.875 (the closing sale price of the Existing Stock on November 5, 1996), multiplied by the number of SARs being exercised and redeemed. In July, 1997, all of the outstanding SARs described above (except for those held by Mr. Buxbaum) were converted into options to purchase shares of Existing Stock, each with an exercise price equal to the exercise price of the corresponding SAR, and a vesting schedule identical to the vesting schedule of the corresponding SAR.

     Directors who are also officers receive no separate compensation for their services as directors.

EXECUTIVE COMPENSATION

  (1)  SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and four additional most highly compensated executive officers (including, for this purpose, an executive officer who was a consultant to the Company through March 1996; see footnote 4 to the table below) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996 (the "Named Officers").

                                                                                      LONG-TERM COMPENSATION
                                                                                 ---------------------------------
                                                                                         AWARDS
                                                                                 -----------------------   PAYOUTS
                                                 ANNUAL COMPENSATION                                       -------
                                        --------------------------------------      (F)          (G)
              (A)                                                     (E)        ----------   ----------     (H)         (I)
-------------------------------            (C)          (D)       ------------   RESTRICTED   SECURITIES   -------   ------------
           NAME AND              (B)    ----------   ----------   OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
           PRINCIPAL             ----     SALARY       BONUS      COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
           POSITION              YEAR      ($)         ($)(1)        ($)(2)         ($)        SARS(#)       ($)        ($)(3)
-------------------------------  ----   ----------   ----------   ------------   ----------   ----------   -------   ------------
Mark Hughes                      1996   $1,000,000   $6,288,913     $     --         $--        500,000      $--       $126,237
  President, Chief Executive     1995      999,211           --           --         --              --       --         20,418
  Officer and Chairman of the    1994    1,000,000    2,018,000           --         --              --       --         20,525
  Board
Dr. David B. Katzin              1996   $  902,308   $  300,000     $     --         $--             --       --       $ 10,834
  Executive Vice President(4)    1995    1,002,564           --           --         --          40,000       --          4,281
                                 1994      814,279      342,000           --         --              --       --          5,857
Christopher Pair                 1996   $  699,037   $  500,000     $     --         $--        242,500       --       $106,369
  Executive Vice President and   1995      647,116           --           --         --          32,500       --         22,294
  Chief Operating Officer        1994      496,160      450,000           --         --              --       --         20,019
Michael Rosen                    1996   $  500,006   $  350,000     $600,000         $--        100,000       --       $ 74,744
  Executive Vice President and   1995      496,160           --      600,000         --          25,000       --         17,058
  Chief Executive of Corporate   1994      399,049      104,000           --         --         175,000       --          7,762
  Development and Marketing
David R. Addis                   1996   $  500,006   $  300,000     $     --         $--             --       --       $ 77,519
  Chief Counsel(5)               1995      500,006           --           --         --          35,000       --         14,872
                                 1994      500,006      302,000           --         --              --       --         10,063

---------------
(1) 1994 amounts (other than for Mr. Pair) include bonuses earned under the Company's 1994 Performance-Based Annual Incentive Compensation Plan. The 1994 amount for Mr. Pair and a portion of the 1994 amount for Dr. Katzin include bonuses paid under a bonus program falling within the framework of the Company's 1992 Executive Incentive Compensation Plan. See "Description of Certain Plans" and "Compensation Committee Report."

(2) For each individual named, excludes perquisites, other personal benefits, securities and property, which did not exceed in any year the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual for such year. In the case of Mr. Rosen, the listed amount reflects deferred compensation pursuant to a Deferred Compensation Agreement between the Company and Mr. Rosen. See "Employment Contracts and Change in Control Arrangements."

(3) For 1996, these amounts represent payments under the Company's 401(k) Tax-Sheltered Savings Plan, Executive Medical Plan, Executive Long Term Disability Plan, Executive Life Insurance Plan and Deferred Compensation Plan. Amounts with respect to the 401(k) Tax-Sheltered Savings Plan were $4,500, $4,500, and $4,500 for Mr. Pair, Mr. Addis and Mr. Rosen, respectively; amounts with respect to the Executive Medical Plan were $8,004, $6,804, $8,004, $8,004 and $8,004 for Mr. Hughes, Dr. Katzin, Mr.
    Addis, Mr. Pair and Mr. Rosen, respectively; amounts with respect to the Executive Long Term

    Disability Plan were $4,093, $3,070, $8,956, $6,189, and $6,743 for Mr.
    Hughes, Dr. Katzin, Mr. Addis, Mr. Pair and Mr. Rosen, respectively; and amounts with respect to the Executive Life Insurance Plan were $14,140, $961, $6,059, $17,772, and $5,497 for Mr. Hughes, Dr. Katzin, Mr. Addis, Mr.
    Pair and Mr. Rosen, respectively; and amounts with respect to the Deferred Compensation Plan were $100,000, $50,000, $69,904 and $50,000 for Mr.
    Hughes, Mr. Addis, Mr. Pair and Mr. Rosen, respectively. For 1995, these amounts represent payments under the Company's 401(k) Tax-Sheltered Savings Plan, Executive Medical Plan, Executive Long Term Disability Plan and Executive Life Insurance Plan. See "Description of Certain Plans." Amounts with respect to the 401(k) Tax-Sheltered Savings Plan were $4,913 and $4,913 for Mr. Pair and Mr. Rosen, respectively; amounts with respect to the Executive Medical Plan were $2,451, $3,363, $1,096, $9,429 and $2,694 for
    Mr. Hughes, Dr. Katzin, Mr. Addis, Mr. Pair and Mr. Rosen, respectively; amounts with respect to the Executive Long Term Disability Plan were $4,093, $7,903, $6,057 and $5,802 for Mr. Hughes, Mr. Addis, Mr. Pair and Mr. Rosen, respectively; and amounts with respect to the Executive Life Insurance Plan were $13,874, $918, $5,873, $2,526 and $3,649 for Mr. Hughes, Dr. Katzin,
    Mr. Addis, Mr. Pair and Mr. Rosen, respectively. For 1994, these amounts represent payments under the Company's 401(k) Tax-Sheltered Savings Plan, Executive Medical Plan, Executive Long Term Disability Plan and Executive Life Insurance Plan. Amounts with respect to the 401(k) Tax-Sheltered Savings Plan were $10,550 for Mr. Pair; amounts with respect to the Executive Medical Plan were $8,173, $5,238, $124, $4,839 and $4,000 for Mr. Hughes, Dr. Katzin, Mr. Addis, Mr. Pair and Mr. Rosen, respectively; amounts with respect to the Executive Long Term Disability Plan were $4,462, $2,039 and $1,210 for Mr. Addis, Mr. Pair and Mr. Rosen, respectively; and amounts with respect to the Executive Life Insurance Plan were $12,352, $620, $5,477, $2,591 and $2,552 for Mr. Hughes, Dr. Katzin, Mr. Addis, Mr. Pair and Mr. Rosen, respectively.

(4) Dr. Katzin served as Executive Vice President and Chief Medical Affairs Officer of the Company from March 1996 to December 31, 1996. In addition, Dr. Katzin provided a variety of consulting and related services to the Company in 1996 through his wholly-owned company, Nutrient Research Consultants, Ltd. See "Certain Transactions." As a consultant, Dr. Katzin devoted a substantial portion of his working time to Company matters and, as a result, the table above reflects the compensation to Dr. Katzin for serving as a consultant to the Company and for the period during which he served as an executive officer. The amounts reflected as "salary" for Dr. Katzin are the amounts of contractual consulting payments made to his wholly-owned consulting firm and payments made to Dr. Katzin for his services as an executive officer of the Company, and the amounts reflected as "bonus" are the amounts of an award under a bonus program falling within the framework of the Company's 1992 Executive Incentive Compensation Plan for 1994 and an award under the Company's 1994 Performance-Based Annual Incentive Compensation Plan for 1994. Dr. Katzin ceased as a director and executive officer of the Company in March 1996 and December 1996, respectively.

(5) Mr. Addis served as Chief Counsel of the Company through January 1997.

  (2) OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth grants of stock options during the fiscal year ended December 31, 1996 to the Named Officers. No stock appreciation rights were granted to the Named Officers during such fiscal year.

                                             INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------
                                                         (C)
                                                      PERCENTAGE        (D)
                                                       OF TOTAL      EXERCISE
                                                     OPTIONS/SARS       OR                          (F)
                                         (B)          GRANTED TO       BASE          (E)        GRANT DATE
               (A)                  OPTIONS/SARS     EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
              NAME                  GRANTED(#)(1)    FISCAL YEAR     ($/SH)(2)       DATE       VALUE($)(3)
---------------------------------   -------------    ------------    ---------    ----------    -----------
Mark Hughes......................      500,000           26.10%         13.00       07/15/06    $ 3,072,750
Dr. David B. Katzin..............           --              --             --             --             --
Christopher Pair.................      117,500            6.13%         13.00       07/15/06        722,096
                                       125,000            6.53%        19.875       11/05/06      1,174,438
Michael Rosen....................      100,000            5.22%        19.875       11/05/06        939,550
David R. Addis...................           --              --             --             --             --

---------------

(1) All options granted in 1996 are exercisable in cumulative 20% installments commencing one year from date of grant, with full vesting occurring on the fifth anniversary date.

(2) All options were granted based on the closing price for the Existing Stock (as reported in the Wall Street Journal) at the date of grant.

(3) Valuation based upon the Black-Scholes pricing model. Assumptions include:
    72.68% price volatility, 6.55% risk-free rate of return, 5.2% dividend yield and exercise at the end of the 10-year term. No adjustment was made for non-transferability or risk of forfeiture.

  (3) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to shares acquired on exercise and unexercised options to purchase Existing Stock granted in fiscal 1996 and prior years.

                                                                       (D)
                                                                NUMBER OF SHARES           (E)
                                                             UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                              (B)              (C)               OPTIONS/SARS AT             IN-THE-MONEY OPTIONS/SARS
         (A)            SHARES ACQUIRED       VALUE            FISCAL YEAR-END(#)            AT FISCAL YEAR-END($)(1)
        NAME            ON EXERCISE(#)     REALIZED($)      EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
---------------------   ---------------    -----------    -----------------------------    -----------------------------
Mark Hughes..........            --        $        --            --         500,000                --      $ 9,312,500
Dr. David B.
  Katzin.............       180,000          2,779,600        80,000         181,600         1,940,000        4,484,692
Christopher Pair.....        50,000            796,625       151,250         333,750         3,667,813        5,870,000
Michael Rosen........        82,500            896,718            --         217,500                --        4,024,375
David R. Addis.......            --                 --        17,500          17,500           424,375          424,375

---------------

(1) Represents the difference between the market price of the Existing Stock on December 31, 1996 and the exercise price of the options.

  (4) DESCRIPTION OF CERTAIN PLANS

     1994 Performance-Based Annual Incentive Compensation Plan. The Company maintains the 1994 Plan to provide additional compensation as an incentive to certain key executives and consultants to attain specified performance objectives of the Company and its subsidiary and affiliated corporations and to ensure the continued availability of their full-time or part-time services to the Company. Specifically, the individuals entitled to participate in the 1994 Plan are those executive officers and consultants of the Company determined by the committee administering the 1994 Plan.

     The 1994 Plan is administered by the Compensation Committee of the Company's Board (the "1994 Plan Committee"). The board members who currently administer the 1994 Plan qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Board of Directors does not currently intend to appoint individuals to the 1994 Plan Committee who are not both "outside directors" under the Code and "disinterested directors" within the meaning of Rule 16b-3(c) under the Exchange Act.

     The amount of an available award to a participant or the aggregate amount of available awards to all participants for each award period is determined based upon an objective computation (the "Formula") of the actual performance of the Company relative to pre-established performance goals. The performance goal or goals included in the Formula for each award period is selected by the 1994 Plan Committee from among the following performance measures: level of retail sales (in the aggregate or for a particular category or categories of retail sales); net cash flow; net income; operating income; earnings per share; return on sales; reduction in expenditure levels for a particular category or categories of expenses versus a prior period; return on total capital; return on equity; and increase in the Common Stock price over a specified time period.

     The 1994 Plan Committee determines the performance measure or measures, the performance goal or goals and all computations included within each Formula, each of which may be different for different award periods or for different participants within a single award period. The 1994 Plan Committee does not have the discretion to increase any award to an amount in excess of that determined in accordance with the 1994 Plan and the Formula applicable to a particular award period. However, the 1994 Plan Committee, may, in its discretion, (a) designate in advance a maximum dollar award for any award period with respect to any participant, and/or (b) designate in advance that certain other incentive award payments (under the 1994 Plan or otherwise) made to a participant will be deducted from award amounts otherwise earned under the 1994 Plan and/or (c) decrease any award under the 1994 Plan. Notwithstanding anything in the 1994 Plan to the contrary, no participant is entitled to earn in excess of $10 million under the 1994 Plan with respect to any single calendar year.

     Award periods under the 1994 Plan may be quarters, calendar years or such other periods as the 1994 Plan Committee may designate. All award periods, performance measures, performance goals and other aspects of each Formula are designated in advance of the commencement of each award period by the 1994 Plan Committee, except as otherwise permitted by the regulations under Section 162(m). Determinations based on a calendar year award period may be made by the 1994 Plan Committee on or before March 31 of the calendar year.

     To be entitled to receive a full award with respect to an award period, a participant must continue to be employed by the Company or rendering services to the Company on the last day of such award period. With respect to participants whose service relationship terminates during an award period, the 1994 Plan Committee provides for prorated awards based upon satisfaction of performance goals for the entire award period, with the proration formula to be set by the 1994 Plan Committee in its discretion in advance of the commencement of each award period. In addition, no award can be paid unless the 1994 Plan Committee certifies that the objective performance goal or goals for the award have been satisfied and that the amount of the award is no greater than that dictated by the Formula for the applicable award period. The 1994 Plan Committee makes such determinations by means of written resolutions of the 1994 Plan Committee that are maintained in the records of the Company.

     Currently, awards pursuant to the 1994 Plan may be made, at the discretion of the 1994 Plan Committee, in cash, through the issuance of shares of Existing Stock, or through a combination of both methods. Under the proposed amendment to the 1994 Plan, following the Effective Date, awards pursuant to the 1994 Plan may be made, at the discretion of the 1994 Plan Committee, in cash, through the issuance of shares of Class A Common Stock or Class B Common Stock, or through a combination of any of the foregoing methods. The total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of the Company, and the total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of the Company to any single participant, may not exceed 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year.

     Awards under the 1994 Plan are subject to withholding for applicable employment and income taxes. The 1994 Plan Committee may, in its discretion and subject to the consent of each affected participant, approve the advance of all or a portion of a target cash award to a participant prior to the conclusion of an award period. Each such advance, if made, is a full recourse obligation of the participant and bears interest from the date of the advance until repaid or deemed earned at the applicable Federal rate (as specified in the 1994 Plan) for loans of comparable term. Each such advance is evidenced by a promissory note executed by the participant and delivered to the Company.

     The 1994 Plan will continue in place until terminated by the Board of Directors. The Board of Directors may from time to time amend, suspend or terminate in whole or in part any or all of the provisions of the 1994 Plan; provided, however, that no such action will adversely affect the right of any participant with respect to (a) any award to which he or she may have become entitled under the 1994 Plan prior to the effective date of such amendment, suspension or termination, or (b) any award period that commenced prior to the taking of such action by the Board.

     1992 Executive Incentive Compensation Plan. In 1992, the Board adopted the Herbalife International, Inc. 1992 Amended and Restated Executive Incentive Compensation Plan (as amended in 1993 and 1996, the "1992 Plan"). Eligible participants under the 1992 Plan consist of the Company's executive vice presidents, vice presidents, country managers and other executive officers and key employees (other than the Company's Chief Executive Officer and President) and consultants as designated by the Chief Executive Officer in conjunction with the committee administering the 1992 Plan.

     The 1992 Plan is administered by the Compensation Committee of the Company's Board (the "1992 Plan Committee") in conjunction with the Chief Executive Officer. The current members of the 1992 Plan Committee are the members of the Compensation Committee, and the Board of Directors does not currently intend to appoint individuals to the 1992 Plan Committee who are not "disinterested directors" within the meaning of Rule 16b-3(c) under the Exchange Act. In addition, any awards of Common Stock under the 1992 Plan would be determined and administered solely by the 1992 Plan Committee.

     The 1992 Plan provides for the payment of bonuses to participants for each year that the 1992 Plan is in effect, beginning with 1992. Awards are made to participants based upon the extent to which certain corporate performance goals and individual performance goals (set in advance by the Chief Executive Officer together with, in the case of corporate performance goals, the 1992 Plan Committee) are met. If a goal applicable to a participant is exceeded or not met, then the participant is entitled to receive an award in excess of, or a pro rata portion of, as applicable, the targeted amount. In addition, the 1992 Plan Committee, in conjunction with the Chief Executive Officer, may make discretionary awards to participants. To be eligible for payment with respect to a particular award period, a participant is required to be employed by the Company on the last day of such award period, subject to certain exceptions.

     Awards pursuant to the 1992 Plan may be made, at the discretion of the 1992 Plan Committee, in cash, through the issuance of shares of Common Stock, or through a combination of both methods. If the Recapitalization Proposal is approved and implemented, following the Effective Date, the 1992 Plan will be amended to provide that awards pursuant to the 1992 Plan may be made, at the discretion of the 1992 Plan Committee, in cash, through the issuance of shares of Class A Common Stock or Class B Common Stock, or through a combination of any of the foregoing methods. The total number of shares of Common Stock that may be issued under the 1992 Plan in any fiscal year of the Company, and the total number of shares of Common Stock that may be issued under the 1992 Plan in any fiscal year of the Company to any single participant, may not exceed the excess of (i) 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year, over (ii) the number of shares of Common Stock issued during the prior fiscal year pursuant to the 1994 Plan.

     The Board of Directors may from time to time amend, suspend or terminate in whole or in part any or all of the provisions of the 1992 Plan; provided, however, that no such action will adversely affect the right of any participant with respect to any award to which he or she may have become entitled under the 1992 Plan prior to the effective date of such amendment, suspension or termination. The 1992 Plan will continue in place until terminated by the Board of Directors.

     For 1994, 1995 and 1996, the Company utilized a bonus arrangement falling within the framework of the 1992 Plan, although the Named Officers did not participate in the 1992 Plan for 1995 or 1996. See "Compensation Committee Report -- Annual Incentive Compensation." The 1992 Plan is expected to continue to be utilized with respect to certain executives for future periods.

     1991 Stock Option Plan -- General. The purpose of the Option Plan is to secure for the Company and its shareholders the benefits arising from stock ownership by key employees, directors, consultants and other persons selected by the Stock Option Committee of the Board of Directors. As of February 28, 1997, approximately 66 persons were eligible to participate in the Option Plan.

     The Option Plan is administered by the Stock Option Committee of the Company's Board. The Board of Directors does not currently intend to appoint individuals to the Stock Option Committee who are not both "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) under the Code. Currently, the Stock Option Committee consists of Messrs. Hall and Miner.

     Options under the Option Plan may be designated as "incentive stock options" for federal income tax purposes or as options which are not qualified for such treatment, or "non-qualified stock options." See "Federal Income Tax Matters" below.

     As of October 24, 1997 (i) 5,595,239 shares of Existing Stock were subject to outstanding options and (ii) additional options could be issued under the Option Plan with respect to 1,074,386 shares of Existing Stock.

     If the Recapitalization Proposal is approved and implemented, all options outstanding under the Option Plan as of the Effective Date, to the extent not exercised prior to the Effective Date, shall be adjusted after the Effective Date as follows: The total number of shares subject to each option agreement shall remain unchanged; provided, however, that the total number of shares of common stock subject to each outstanding option agreement shall be divided, as nearly as possible, such that 1/3 of such shares shall be Class A Common Stock and 2/3 of such shares shall be Class B Common Stock. The aggregate number of shares of common stock subject to options before the Effective Date shall equal the aggregate number of shares of Class A Common Stock and Class B Common Stock together subject to options after the Effective Date. The exercise price per share of the options after the Effective Date shall remain unchanged.

     If the Option Plan Amendment is adopted, then following the Effective Date, options may be granted under the Option Plan to purchase shares of Class A Common Stock, Class B Common Stock or a combination thereof.

     The Option Plan currently provides that no participant may be awarded, during any single calendar year, stock options with respect to more than 1,500,000 shares of Existing Stock. Under the Option Plan Amendment the aggregate amount of shares of Class A Common Stock and Class B Common Stock with respect to which stock options may be awarded to a participant during any single calendar year may not exceed 1,500,000. The Option Plan Amendment will not increase the total number of shares of stock which can be granted pursuant to the Option Plan.

     All options granted under the Option Plan are non-transferable and exercisable in installments determined by the Stock Option Committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option's grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Incentive stock options granted to a person holding more than 10% of the total voting power of the Company's capital stock must expire within five years from the date of grant.

     In the case of incentive stock options, the exercise price must be at least equal to 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price for incentive stock option grants to a person holding more than 10% of the total voting power of the Company's capital stock must equal 110% of the fair market value of the Common Stock. The exercise price of a non-qualified option need not be equal to the fair market value of the Common Stock at the date of grant, but may be granted with any exercise price which is not less than 85% of fair market value at the time the option is granted, as the Stock Option Committee may determine. Upon exercise of any option, the purchase price must generally be paid in full either in cash or by certified or cashier's check. However, in the discretion of the Stock Option Committee, the terms of a stock option grant may permit payment of the purchase price by means of (i) cancellation of indebtedness owed by the Company, (ii) delivery of shares of Common Stock already owned by the optionee (valued at fair market value as of the date of exercise), (iii) delivery of a promissory note secured by the shares issued, (iv) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the "spread" on the option payable in shares), or (v) any combination of the foregoing or any other means permitted by the Stock Option Committee.

     The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any employee under the Option Plan (or any other incentive stock option plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

     Federal Income Tax Matters. As stated above, participants in the Option Plan may be granted either "incentive" stock options (qualified as such under the Code) or "non-incentive" stock options (customarily referred to as "non-qualified" stock options). Persons who receive non-qualified stock options under the Option Plan will realize no tax consequence upon receipt. On the date of option exercise, however, the optionee will generally have income (and the Company will have a deduction) equal to the excess of (a) the fair market value of the stock received upon such date less (b) the option exercise price. If the stock acquired upon exercise of the option is non-transferable and subject to a "substantial risk of forfeiture," however, the taxable event will generally be delayed to the earliest of the date on which the stock becomes transferable or the date on which the risk of forfeiture ends, at which time the participant will be taxed on the excess of the stock's fair market value on such date over the cost of such stock, and the Company will be entitled to an equal deduction at that time.

     In the case of an incentive stock option, however, the employee will generally not have taxable income (although the alternative minimum tax may apply, as described below) upon exercise or lapse of any forfeiture restrictions or transfer restrictions. The employee will be taxed only upon the sale of stock received on the incentive option exercise. If the employee holds the stock for more than one year after exercise and two years after option grant, the employee's gain will generally be capital gain, and the Company will not be entitled to a deduction for compensation paid. Any earlier sale will result at least in part in ordinary income to the employee and a deduction for the Company equal to the amount of ordinary income recognized by the employee. Depending upon a particular option holder's circumstances and the holding period of the stock after exercise of the option, there may be a favorable differential tax rate applicable to capital gains.

     Upon exercise of incentive stock options, the alternative minimum tax may apply to optionees because the excess of the fair market value of the shares received over the exercise price of an incentive stock option constitutes an item of tax preference. The alternative minimum tax may produce a higher tax than the regular income tax applicable to an optionee.

     The above summary of tax matters is general in scope and does not apply to every specific transaction which may arise. Moreover, the rules of government taxation of non-qualified and incentive stock options are complex, and the statement of tax consequences set forth herein is necessarily general. Finally, Congress is considering many additional proposals to change the tax laws, and the interpretation of existing laws and any additional revisions ultimately adopted could significantly alter the tax requirements and effects covered in this discussion.

     Deferred Compensation Plans. The Company maintains two deferred compensation plans for select groups of management or highly compensated employees: the Herbalife Management Deferred Compensation Plan, effective January 1, 1996 (the "Management Plan," applicable to directors and vice presidents) and the Herbalife Senior Executive Compensation Plan, effective January 1, 1996 (the "Senior Executive Plan," applicable to eligible employees at the rank of Senior Vice President and higher) (collectively with the Management Plan, the "Deferred Compensation Plans"). The Deferred Compensation Plans allow eligible employees, who are selected by the administrative committee that manages and administers the plans (the

"Deferred Compensation Committee"), to elect annually to defer up to fifty percent (50%) of their base annual salary and up to one hundred percent (100%) of their annual bonus for each calendar year (the "Annual Deferral Amount"). The Company makes matching contributions on behalf of each participant in the Senior Executive Plan ("Company Matching Contributions") of one hundred percent (100%) of the amount deferred by each such participant up to ten percent (10%) of the participant's base annual salary. Each participant in either Deferred Compensation Plan has at all times a fully vested and nonforfeitable interest in each year's contribution, including interest credited thereto, and in any Company Matching Contributions, if applicable. In connection with a participant's election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount plus interest and payable five or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. Subject to the short term payout provision and certain exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Deferred Compensation Plans prior to the date that such participant either (a) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (b) terminates employment with the Company.

     Retirement Plan. The Company adopted, effective September 1997, an unfunded Supplemental Executive Retirement Plan (the "Retirement Plan") providing retirement benefits for a select group of management and highly compensated employees. The normal retirement benefit under the Retirement Plan is 60 quarterly installments payments commencing at age 65, each of which equals one-quarter of 1.75% of "compensation" times the number of years of service up to 20 years. The term "compensation" for this purpose means the average yearly compensation as described below of the five calendar years within the last 10 years of employment that would yield the highest average. A participant may elect to receive his or her benefits in a lump sum equal to 90% of the actuarial equivalent of the remaining quarterly installments.

     A participant who reaches the "early retirement date" may choose to retire and to receive an early retirement benefit equal to the normal retirement benefit. A participant generally reaches his or her early retirement date when he or she completes 10 years of service and reaches age 55. An employee whose employment with the company terminates before he or she reaches early retirement date will receive the actuarial equivalent of his or her vested benefits paid in a lump sum within 90 days of such termination. Upon a change in control of the Company, a participant will receive a lump sum payment equal to the actuarial equivalent of the remaining quarterly installments. A participant becomes fully vested in his or her interest in the Plan on his or her normal or early retirement date, death, or disability, or on a change in control of the Company. In all other cases, a participant's vested interest is determined as follows:

                              YEARS OF SERVICE         VESTED PERCENTAGE
                        -----------------------------  -----------------
                        less than 5..................           0%
                             5.......................          20%
                             6.......................          40%
                             7.......................          60%
                             8.......................          80%
                             9.......................         100%

     For illustration purposes only, the following table provides examples of the annual benefit payable under the Retirement Plan beginning at age 65.

                               PENSION PLAN TABLE

                                     YEARS OF SERVICE
               ------------------------------------------------------------
                  15           20           25           30           35
               --------     --------     --------     --------     --------
RENUMERATION
$  125,000     $ 32,813     $ 43,750     $ 43,750     $ 43,750     $ 43,750
   150,000       39,375       52,500       52,500       52,500       52,500
   175,000       45,938       61,250       61,250       61,250       61,250
   200,000       52,500       70,000       70,000       70,000       70,000
   225,000       59,063       78,750       78,750       78,750       78,750
   250,000       65,625       87,500       87,500       87,500       87,500
   300,000       78,750      105,000      105,000      105,000      105,000
   400,000      105,000      140,000      140,000      140,000      140,000
   450,000      118,125      157,500      157,500      157,500      157,500
   500,000      131,250      175,000      175,000      175,000      175,000
   600,000      157,500      210,000      210,000      210,000      210,000
   700,000      183,750      245,000      245,000      245,000      245,000
   800,000      210,000      280,000      280,000      280,000      280,000
   900,000      236,250      315,000      315,000      315,000      315,000
 1,000,000      262,500      350,000      350,000      350,000      350,000
 1,100,000      288,750      385,000      385,000      385,000      385,000
 1,200,000      315,000      420,000      420,000      420,000      420,000

Messrs. Hughes, Katzin, Pair and Rosen have 17, 1, 12, and 4 years of service. "Compensation" covered by the Retirement Plan is equal to the amounts set forth in the Summary Compensation Table under "Salary."

     401(k) Tax-Sheltered Savings Plan. The Company maintains a qualified "savings plan" pursuant to Section 401(k) of the Code. This plan allows any employee who has completed one year of employment with the Company to contribute each pay period from 2% to 17% of the employee's earnings for investment in annuity contracts and mutual funds. The maximum aggregate contribution of all participating employees for any calendar year may not exceed 20% of the total earnings paid to such participants during each such year. The Company makes contributions to the plan matching each employee's contribution up to 3% of the employee's earnings. The plan also imposes certain restrictions on the aggregate amount which may be contributed by higher-paid employees in relation to the amount contributed by the remaining employees. A participating employee is fully vested at all times in his or her contribution and in the interest credited to such employee's account. However, the employee may not withdraw all or any portion of his or her account prior to the date that such employee either (a) incurs total and permanent disability or (b) terminates employment with the Company. The employee is not fully vested in the Company's matching contributions until he or she has completed seven years of service with the Company.

     Executive Medical Plan. The Executive Medical Plan is an insured hospital and medical reimbursement plan covering executives and key employees and their dependents during the executive's or employee's employment by the Company. The Plan provides coverage of medical expenses incurred beyond the Company's basic plan. For the fiscal year ended December 31, 1996, the Plan's cost to the Company was an aggregate of approximately 38,820.

     Executive Long-Term Disability Plan. The Executive Long-Term Disability Plan is an insured disability plan covering executives and key employees. It provides for extended disability insurance for such participants with premiums paid by the Company. For the fiscal year ended December 31, 1996, the Plan's cost to the Company was an aggregate of approximately $29,051.

     Executive Life Insurance Plan. The Executive Life Insurance Plan covers executives and key employees and provides for life insurance benefits in excess of those available under the Company's basic plan. Premiums are paid by the Company. For the fiscal year ended December 31, 1996, the Plan's cost to the Company was an aggregate of approximately $44,429.

 (5) EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     Effective as of April 3, 1994, the Company entered into a five-year Employment Agreement (the "Pair Agreement") with Christopher Pair, engaging him as Executive Vice President of International and Corporate Administration of the Company. Mr. Pair currently serves as the Company's Executive Vice President and Chief Operating Officer. For his services, Mr. Pair is entitled to receive an annual salary of $650,000 subject to upward adjustment as the Board or the Compensation Committee of the Board deems appropriate. In addition, Mr. Pair is entitled to participate in incentive compensation plans on the same basis as other comparable level executives.

     The Pair Agreement provides that Mr. Pair is entitled to certain other benefits paid for by the Company, including, among other things, an automobile allowance, reimbursement of the cost of a health club membership, and participation in various benefit plans.

     Under the terms of the Pair Agreement, if the Company terminates Mr. Pair's employment at any time during the term of the Pair Agreement without cause (as defined in such agreement), it must pay him (in addition to other accrued amounts and benefits) an amount equal to one year of base compensation, plus an amount equal to the actual bonuses paid to Mr. Pair under the executive incentive compensation plan in respect of the one fiscal or plan year completed immediately prior to the date of termination.

     Effective as of August 23, 1993, the Company entered into a Restricted Stock Agreement with Michael Rosen, pursuant to which Mr. Rosen received a 100,000 share restricted stock grant. Such shares vest in cumulative annual installments of 20%, commencing on August 23, 1994. Under such Restricted Stock Agreement, if the Company were to terminate Mr. Rosen without cause, or if Mr. Rosen were to die or retire, in any such event if the event were to occur following Mark Hughes' ceasing to serve as the Chief Executive Officer of the Company or certain other defined change-of-control events, then Mr. Rosen's restricted stock grant would fully vest.

     In addition, effective as of August 9, 1994, the Company entered into a Deferred Compensation Agreement with Mr. Rosen, pursuant to which Mr. Rosen has received and will continue to receive $600,000 in cash deferred compensation from the Company on each of the first five anniversary dates of such Deferred Compensation Agreement on which Mr. Rosen remained continuously employed by the Company. If the Company were to terminate Mr. Rosen without cause (as such term is defined in the Deferred Compensation Agreement), Mr. Rosen will be deemed to have earned, as of the termination date, deferred compensation for the year in which termination occurs in an amount equal to $600,000 prorated on a daily basis for the number of days in the calendar year through and including the date of termination. Mr. Rosen is eligible to receive such deferred compensation on or before the tenth day following the day the deferred compensation is earned, subject to the right of the Company to delay payment in certain circumstances specified in the Deferred Compensation Agreement.

  (6) COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During 1996, the Company's Compensation Committee consisted of Messrs. Hall, Buxbaum (until his resignation from the Board in September 1996) and Mr. Miner (commencing in May 1996). No additional information concerning the Compensation Committee or the Company's executive officers is required by Item 402 of Regulation S-K.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          HERBALIFE INTERNATIONAL, INC.

                                          CHRISTOPHER PAIR
                                          Secretary

                                                                      EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 --------------------

                                       OF

                         HERBALIFE INTERNATIONAL, INC.

(referred to in the Proxy Statement as the "New Articles"; the proposed changes from the Articles of Incorporation of the Company as currently in effect are indicated by underlining (to indicate additions) and cross-throughs (to indicate deletions)).

         Pursuant to the provisions of Nevada Revised Statutes ("NRS") Sections
78.390 and 78.403, the articles of incorporation of the above- referenced corporation are hereby amended and restated as follows:

[1] I.     The name of the corporation (hereinafter called the corporation) is
    -
Herbalife International, Inc.

[2]

[3] II.    The purposes for which the corporation is organized are to engage in
    --
any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

         [4] A.  To have and to exercise all the powers now or hereafter
             -
conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

         [5] B.  To discount and negotiate promissory notes, drafts, bill of
             -
exchange and other evidence of debts, and to collect for others money due them on notes, checks, drafts, bill of exchange, commercial paper and other evidence of indebtedness.

         [6] C.  To purchase or otherwise acquire, own, hold, lease, sell,
             -
exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guaranty, to invest, trade, and deal in and with personal property of every class and description.

         [7] D.  To enter into any kind of contract or agreement, cooperative
             -
or profit sharing plan with its officers or employees that the corporation may deem advantageous or expedient or otherwise to reward or pay such persons for their services as the directors may deem fit.

         [8] E.  To purchase, lease, or otherwise acquire, in whole or in part,
             -
the business, the good will, rights, franchises and property of every kind, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association, non-profit or profit corporation, or own property necessary or suitable for its purposes, and to pay the same in cash, in the stocks or bonds of this company or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

         [9] F.  To lend or borrow money and to negotiate and make loans,
             -
either on its own account or as agent, or broker for others.

        [10] G.  To enter into, make, perform and carry out contracts of every
             -
kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative profit or non-profit corporation, municipality, State or Government or any subdivision, district or department thereof.

        [11] H.  To buy, sell, exchange, negotiate, or otherwise deal in, or
             -
hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collaterals or securities, created or issued by any corporation wherever organized, including this corporation, within such limits as may be provided by law, and while owner of any such stocks or other collaterals to exercise all rights, powers and privileges of ownership, including the right to vote the same; to subscribe for stock of any corporation to be organized, other than to promote the organization thereof.

        [12] I.  To purchase or otherwise acquire, own, hold, lease, sell,
             -
exchange, assign, transfer, mortgage, pledge, license, or otherwise dispose of any letters, patents, copyrights, or trademarks of every class and description.

        [13] J.  To do any and all other such acts, things, business or
             -
businesses in any manner connected with or necessary, incidental, convenient or auxiliary to do any of these objects hereinbefore enumerated, or calculated, directly or indirectly, to promote the interest of the corporation; and in carrying on its purposes, or for the purpose of obtaining or furthering any of its business, to do any and all acts and things, and to exercise any and all other powers which a co-partnership or natural person could do or exercise, and which now or hereafter may be authorized by law, here and in any other part of the world.

        [14] K.  The several clauses contained in this statement of powers
             -
shall be construed as both purposes and powers. And the statements contained in each of these clauses shall be in no way limited or restricted, by reference to or inference from, the terms of any other clauses, but shall be regarded as independent purposes and powers; and no recitations, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but is hereby expressly declared that all other lawful powers not inconsistent herewith, are hereby included.

[15] III.          The total number of shares that this corporation is
     ---           ------------------------------------
authorized to issue [16] is set forth as follows:  One hundred million
                         ------------------------  -------------------
(100,000,000) shares of preferred stock; One hundred million (100,000,000)
--------------------------------------------------------------------------
shares of common stock with a par value of $.01 [17] per share, consisting of
---------------------------                          ------------------------
Thirty-Three Million Three Hundred and Thirty-Three Thousand Three Hundred and
------------------------------------------------------------------------------
Thirty-Three (33,333,333) shares of Class A Common Stock ("Class A Common
-------------------------------------------------------------------------
Stock") and Sixty-Six Million Six Hundred and Sixty-Six Thousand Six Hundred
----------------------------------------------------------------------------
and Sixty-Seven (66,666,667) shares of Class B Common Stock ("Class B Common
----------------------------------------------------------------------------
Stock").
--------

         A.      Upon these Amended and Restated Articles of Incorporation
         --      ---------------------------------------------------------
becoming effective pursuant to Sections 78.390 and 78.403 of the NRS (the
-------------------------------------------------------------------------
"Effective Time"), and without any further action on the part of the
-------------------------------------------------------------
corporation [18] or its shareholders, the following shall occur:
                 -----------------------------------------------

                 1.       Each three shares of the corporation's Common Stock,
                 --       ----------------------------------------------------
par value $0.01 per share (the "Old Common Stock"), then issued shall
---------------------------------------------------------------------
automatically be combined and converted into one share of Old Common Stock.  No
---------------------------------------------------------------------------  --
fractional shares shall be issued but in lieu thereof, this corporation shall
-----------------------------------------------------------------------------
pay in cash an amount equal to the greater of (i) the average closing sale
--------------------------------------------------------------------------
price of a share of Old Common Stock on the NASDAQ National Market System for
-----------------------------------------------------------------------------
the fifteen trading days immediately preceding the Effective Time, and (ii) the
-------------------------------------------------------------------------------
closing sale price of a share of Old Common Stock on the NASDAQ National Market
-------------------------------------------------------------------------------
System on the trading day immediately preceding the date on which the Effective
-------------------------------------------------------------------------------
Time occurs.
------------

                 2.       Immediately following the reverse stock split
                 --       ---------------------------------------------
described in subparagraph (A)(1) above, each whole share of Old Common Stock,
-----------------------------------------------------------------------------
then issued (including shares held in the treasury of the corporation) shall
----------------------------------------------------------------------------
automatically be reclassified, changed and converted into one fully paid and
----------------------------------------------------------------------------
nonassessable share of Class A Common Stock.
--------------------------------------------

         B.      The preferred shares may be issued in one or more series.  The
         -
Board of Directors is authorized to fix the number of any such series of preferred shares and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

        [19] C.  The powers, preferences and rights of the Class A Common Stock
             -   --------------------------------------------------------------
and the Class B Common Stock, and the qualifications, limitations or
--------------------------------------------------------------------
restrictions thereof, shall be in all respects identical, except as otherwise
-----------------------------------------------------------------------------
required by law or expressly provided in these Amended and Restated Articles of
-------------------------------------------------------------------------------
Incorporation, as amended.
--------------------------

         D.      DIVIDENDS.       Dividends may be declared and paid to the
         --      ----------       -----------------------------------------
holders of the Class A Common Stock and the Class B Common Stock in cash,
-------------------------------------------------------------------------
property, or other securities of the corporation out of any assets or funds
---------------------------------------------------------------------------
legally available therefor.  If and when dividends on the Common Stock are
--------------------------------------------------------------------------
declared payable from time to time by the Board of Directors, whether payable
-----------------------------------------------------------------------------
in cash, in property or in shares of stock of the corporation, the holders of
-----------------------------------------------------------------------------
the Class A Common Stock and the holders of the Class B Common Stock shall be
-----------------------------------------------------------------------------
entitled to share equally, on a per share basis, in such dividends, except
--------------------------------------------------------------------------
that:  (a) a dividend or other distribution of cash or property (except for a
-----------------------------------------------------------------------------
distribution in liquidation) with respect to shares of Class B Common Stock may
-------------------------------------------------------------------------------
exceed the amount of a dividend or other distribution of cash or property
-------------------------------------------------------------------------
(except for a distribution in liquidation) with respect to shares of Class A
----------------------------------------------------------------------------
Common Stock, and (b) dividends or other distributions payable on the Common
----------------------------------------------------------------------------
Stock in shares of capital stock of the corporation shall be made to all
------------------------------------------------------------------------
holders of Common Stock and may be (i) in shares of Class B Common Stock to the
-------------------------------------------------------------------------------
record holders of Class A Common Stock and to the record holders of Class B
---------------------------------------------------------------------------
Common Stock, (ii) in shares of Class A Common Stock to the record holders of
-----------------------------------------------------------------------------
Class A Common Stock and in shares of Class B Common Stock to the record
------------------------------------------------------------------------
holders of Class B Common Stock, or (iii) in any other authorized class or
--------------------------------------------------------------------------
series of capital stock to the record holders of both classes of Common Stock.
------------------------------------------------------------------------------

         E.      DISTRIBUTIONS ON DISSOLUTION, ETC.         Upon any
         --      ----------------------------------         --------
liquidation, dissolution or winding up of the corporation, whether voluntary or
-------------------------------------------------------------------------------
involuntary, the remaining net assets of the corporation shall, after payment
-----------------------------------------------------------------------------
in full of the liquidation preference, if any, of any outstanding preferred
---------------------------------------------------------------------------
stock, be distributed pro rata to the holders of Common Stock in accordance
---------------------------------------------------------------------------
with their respective interests.
--------------------------------

         F.      VOTING RIGHTS
         --      -------------

                 1.       At each annual or special meeting of the
                 --       ----------------------------------------
shareholders, each holder of Class A Common Stock shall be entitled to one (1)
------------------------------------------------------------------------------
vote in person or by proxy for each share of Class A Common Stock standing in
-----------------------------------------------------------------------------
his name on the stock transfer records of the corporation in connection with
----------------------------------------------------------------------------
the
---
election of directors and all other actions submitted to a vote of
------------------------------------------------------------------
shareholders.  No holder of Class A Common Stock shall have rights of
-------------  ------------------------------------------------------
cumulative voting with respect to the election of directors of the corporation.
-------------------------------------------------------------------------------
Holders of Class B Common Stock shall not vote on any matters except as
-----------------------------------------------------------------------
otherwise provided by these Amended and Restated Articles of Incorporation, as
------------------------------------------------------------------------------
amended, or by law.
-------------------

                 2.       The holders of Class B Common Stock shall be entitled
                 --       -----------------------------------------------------
to vote separately as a class only with respect to (i) amendments to these
--------------------------------------------------------------------------
Amended and Restated Articles of Incorporation that alter or change any
-----------------------------------------------------------------------
preference or relative or other right given to the holders of Class B Common
----------------------------------------------------------------------------
Stock, and (ii) such other matters as may require separate class voting under
-----------------------------------------------------------------------------
these Amended and Restated Articles of Incorporation, as amended, or by law.
----------------------------------------------------------------------------

         G.      CONVERSION.
         --      -----------

                 1.       All outstanding shares of Class B Common Stock may be
                 --       -----------------------------------------------------
converted into shares of Class A Common Stock on a share-for- share basis by
----------------------------------------------------------------------------
the Board of Directors if, as a result of the existence of the Class B Common
-----------------------------------------------------------------------------
Stock, either the Class A Common Stock or Class B Common Stock is or both are
-----------------------------------------------------------------------------
excluded from trading on the New York Stock Exchange, the American Stock
------------------------------------------------------------------------
Exchange and all other principal national securities exchanges then in use and
------------------------------------------------------------------------------
also is excluded from quotation on the NASDAQ National Market System and other
------------------------------------------------------------------------------
comparable national quotation systems then in use.
--------------------------------------------------

                 2.       All outstanding shares of Class B Common Stock shall
                 --       ----------------------------------------------------
be converted into shares of Class A Common Stock on a share-for- share basis if
-------------------------------------------------------------------------------
at any time the number of outstanding shares of Class A Common Stock as
-----------------------------------------------------------------------
reflected on the stock transfer records of the corporation falls below 10% of
-----------------------------------------------------------------------------
the aggregate number of outstanding shares of Class A Common Stock and of Class
-------------------------------------------------------------------------------
B Common Stock.  For purposes of the immediately preceding sentence, any shares
-------------------------------------------------------------------------------
of Common Stock repurchased and held as treasury shares or cancelled by the
---------------------------------------------------------------------------
corporation shall no longer be deemed "outstanding" from and after the date of
------------------------------------------------------------------------------
repurchase.
-----------

                 3.       In the event of any conversion of the Class B Common
                 --       ----------------------------------------------------
Stock pursuant to subparagraph (G)(1) or (G)(2), certificates which formerly
----------------------------------------------------------------------------
represented outstanding shares of Class B Common stock will thereafter be
-------------------------------------------------------------------------
deemed to represent a like number of Class A Common Stock and all authorized
----------------------------------------------------------------------------
shares of Common Stock shall consist of only Class A Common Stock.
------------------------------------------------------------------

                 4.       In making the determination for purposes of this
                 --       ------------------------------------------------
paragraph (G), the Board of Directors may conclusively rely on any information
------------------------------------------------------------------------------
or documentation available to it, including filings made with the Securities
----------------------------------------------------------------------------
and Exchange Commission, any stock exchange, the National Association of
------------------------------------------------------------------------

Securities Dealers, Inc. or any other governmental or regulatory agencies or
----------------------------------------------------------------------------
any written instrument purporting to be authentic.
--------------------------------------------------

         H.      CLASS B PROTECTION PROVISION.
         --      -----------------------------

                 1.       If, after the Effective Time, (a) any person or group
                 --       -----------------------------------------------------
acting in concert acquires beneficial ownership of shares representing 10% or
-----------------------------------------------------------------------------
more of the then issued and outstanding shares of Class A Common Stock
----------------------------------------------------------------------
(excluding (i) shares of Class A Common Stock beneficially owned by such person
-------------------------------------------------------------------------------
or group which were received as a result of the conversion of Old Common Stock
------------------------------------------------------------------------------
beneficially owned by such person or group immediately prior to the Effective
-----------------------------------------------------------------------------
Date and (ii) shares of Class A Common Stock of which beneficial ownership was
------------------------------------------------------------------------------
acquired by such person or group by the issuance or sale by the corporation, by
-------------------------------------------------------------------------------
operation of law, by will or the laws of descent and distribution, by gift or
-----------------------------------------------------------------------------
by foreclosure of a bona fide loan or in connection with a marital dissolution)
-------------------------------------------------------------------------------
(collectively, the exclusions described in clauses (i) and (ii) are referred to
-------------------------------------------------------------------------------
as "Excluded Acquisitions"), and (b) the percentage of all issued and
---------------------------------------------------------------------
outstanding shares of Class B Common Stock owned by such person or group is
---------------------------------------------------------------------------
less than the percentage of all issued and outstanding shares of Class A Common
-------------------------------------------------------------------------------
Stock owned by such person or group (a "Significant Shareholder") at such time,
-------------------------------------------------------------------------------
such Significant Shareholder must, within a 90 day period beginning the day
---------------------------------------------------------------------------
after becoming a Significant Shareholder, make a public tender offer in
-----------------------------------------------------------------------
compliance with all applicable laws and regulations to acquire additional Class
-------------------------------------------------------------------------------
B Common Stock as provided in this paragraph (H) of Article III (a "Class B
---------------------------------------------------------------------------
Protection Transaction").
-------------------------

                 2.       In each Class B Protection Transaction, the
                 --       -------------------------------------------
Significant Shareholder must make a public tender offer to acquire that number
------------------------------------------------------------------------------
of shares of Class B Common Stock determined by (a) multiplying the percentage
------------------------------------------------------------------------------
of outstanding Class A Common Stock beneficially owned by such Significant
--------------------------------------------------------------------------
Shareholder by the total number of shares of Class B Common Stock outstanding
-----------------------------------------------------------------------------
on the date such person or group became a Significant Shareholder, and (b)
--------------------------------------------------------------------------
subtracting therefrom the total number of shares of Class B Common Stock
------------------------------------------------------------------------
beneficially owned on such date by such Significant Shareholder (including
--------------------------------------------------------------------------
shares acquired on such date at or prior to the time such person or group
-------------------------------------------------------------------------
became a Significant Shareholder).  (For purposes of subparagraph (H)(4) below,
-------------------------------------------------------------------------------
the applicable date for determining the total number of shares of Class B
-------------------------------------------------------------------------
Common Stock outstanding for part (a) of the previous sentence shall be the
---------------------------------------------------------------------------
date on which the Significant Shareholder becomes required to engage in a Class
-------------------------------------------------------------------------------
B Protection Transaction.)  The Significant Shareholder must acquire all of
--------------------------  -----------------------------------------------
such shares of Class B Common Stock validly tendered; provided, however, that
-----------------------------------------------------------------------------
if the number of shares of Class B Common Stock tendered to the Significant
---------------------------------------------------------------------------
Shareholder exceeds the number of shares required to be
-------------------------------------------------------
acquired to the formula set forth in this subparagraph (H)(2), the number of
----------------------------------------------------------------------------
shares of Class B Common Stock acquired from each tendering holder shall be pro
-------------------------------------------------------------------------------
rata in proportion to the total number of shares of Class B Common Stock
------------------------------------------------------------------------
tendered by all tendering holders.
----------------------------------

                 3.       The offer price for any shares of Class B Common
                 --       ------------------------------------------------
Stock required to be purchased by the Significant Shareholder pursuant to this
------------------------------------------------------------------------------
paragraph (H) shall be the greater of (a) the highest price per share paid by
-----------------------------------------------------------------------------
the Significant Shareholder for any share of Class A Common Stock in the six
----------------------------------------------------------------------------
month period ending on the date such person or group became a Significant
-------------------------------------------------------------------------
Shareholder or (b) the highest bid price of a share of Class A Common Stock or
------------------------------------------------------------------------------
Class B Common Stock on the NASDAQ National Market System (or such other
------------------------------------------------------------------------
exchange or quotation system as is then the principal trading market for such
-----------------------------------------------------------------------------
shares) on the date such person or group became a Significant Shareholder.
--------------------------------------------------------------------------
(For purposes of subparagraph (H)(4) below, the applicable date for the
-----------------------------------------------------------------------
calculations required by the preceding sentence shall be the date on which the
------------------------------------------------------------------------------
Significant Shareholder becomes required to engage in a Class B Protection
--------------------------------------------------------------------------
Transaction.)  In the event that the Significant Shareholder has acquired Class
-------------  ----------------------------------------------------------------
A Common Stock in the six month period ending on the date such person or group
------------------------------------------------------------------------------
becomes a Significant Shareholder for consideration other than cash, the value
------------------------------------------------------------------------------
of such consideration per share of Class A Common Stock shall be as determined
------------------------------------------------------------------------------
in good faith by the Board of Directors.
----------------------------------------

                 4.       A Class B Protection Transaction shall also be
                 --       ----------------------------------------------
required to be effected by any Significant Shareholder each time that the
-------------------------------------------------------------------------
Significant Shareholder acquires beneficial ownership of the next higher
------------------------------------------------------------------------
integral multiple of 5% (e.g. 15%, 20%, 25%, etc.) of the then issued and
-------------------------------------------------------------------------
outstanding shares of Class A Common Stock after the Effective Time (excluding
------------------------------------------------------------------------------
Excluded Acquisitions of shares of Class A Common Stock) if the percentage of
-----------------------------------------------------------------------------
all issued and outstanding shares of Class B Common Stock owned by such
-----------------------------------------------------------------------
Significant Shareholder at such time is less than the percentage of all issued
------------------------------------------------------------------------------
and outstanding shares of Class A Common Stock owned by such Significant
------------------------------------------------------------------------
Shareholder at such time.  Such Significant Shareholder shall be required to
-------------------------  -------------------------------------------------
make a public tender offer to acquire that number of shares of Class B Common
-----------------------------------------------------------------------------
Stock prescribed by the formula set forth in subparagraph (H)(2) above, and
---------------------------------------------------------------------------
must acquire all shares validly tendered or a pro rata portion thereof, as
--------------------------------------------------------------------------
specified in subparagraph (H)(2), at the price determined pursuant to
---------------------------------------------------------------------
subparagraph (H)(3) above.
--------------------------

                 5.       If any Significant Shareholder fails to make an offer
                 --       -----------------------------------------------------
required by this paragraph (H) of Article III, or to purchase shares validly
----------------------------------------------------------------------------
tendered and not withdrawn (after proration, if any), such Significant
----------------------------------------------------------------------
Shareholder shall not be entitled to vote any shares of Class A Common Stock
----------------------------------------------------------------------------
beneficially owned by such Significant Shareholder unless and
-------------------------------------------------------------
until such requirements are complied with or unless and until all shares of
---------------------------------------------------------------------------
Class A Common Stock causing such offer requirement to be effective are no
--------------------------------------------------------------------------
longer beneficially owned by such Significant Shareholder.  To the extent that
----------------------------------------------------------  ------------------
the voting power of any share of Class A Common Stock cannot be exercised
-------------------------------------------------------------------------
pursuant to this paragraph (H), that share of Class A Common Stock shall not be
-------------------------------------------------------------------------------
included in the determination of the voting power of the corporation for any
----------------------------------------------------------------------------
purpose under these Amended and Restated Articles of Incorporation, as amended,
-------------------------------------------------------------------------------
or under law.
-------------

                 6.        The Class B Protection Transaction requirement shall
                 --        ----------------------------------------------------
not apply to any increase in percentage ownership of Class A Common Stock
-------------------------------------------------------------------------
resulting solely from a change in the total amount of Class A Common Stock
--------------------------------------------------------------------------
outstanding.
------------

                 7.       All calculations with respect to percentage ownership
                 --       -----------------------------------------------------
of issued and outstanding shares of either class of Common Stock will be based
------------------------------------------------------------------------------
upon the numbers of issued and outstanding shares reported by the corporation
-----------------------------------------------------------------------------
on the last filed of (a) the corporation's most recent annual report on Form
----------------------------------------------------------------------------
10-K, (b) its most recent Quarterly Report on Form 10-Q, or (c) if any, its
---------------------------------------------------------------------------
most recent Current Report on Form 8- K.
----------------------------------------

                 8.       For purposes of this paragraph (H) of this Article
                 --       --------------------------------------------------
III, the term "person" means a natural person, company, (other than the
-----------------------------------------------------------------------
corporation), government, or political subdivision, agency or instrumentality of
--------------------------------------------------------------------------------
a government, or other entity. "Beneficial ownership" shall be determined
-------------------------------------------------------------------------
pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as
--------------------------------------------------------------------------------
amended (the "1934 Act"), or any successor regulation. The information or
-------------------------------------------------------------------------
existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the
------------------------------------------------------------------------------
1934 Act or any successor regulation.
-------------------------------------

         I.      MERGER OR CONSOLIDATION.          In the event of a merger or
         --      ------------------------          ---------------------------
consolidation of the corporation with or into another entity (whether or not
----------------------------------------------------------------------------
the corporation is the surviving entity), the holders of Class B Common Stock
-----------------------------------------------------------------------------
shall be entitled to receive the same per share consideration as the per share
------------------------------------------------------------------------------
consideration, if any, received by any holder of the Class A Common Stock in
----------------------------------------------------------------------------
such merger or consolidation.
-----------------------------

         J.      SPLITS, SUBDIVISIONS, ETC.        If the corporation shall in
         --      --------------------------        ---------------------------
any manner split, subdivide or combine the outstanding shares of Class A Common
-------------------------------------------------------------------------------
Stock or Class B Common Stock, the outstanding shares of the other such class
-----------------------------------------------------------------------------
of Common Stock shall be proportionally subdivided or combined in the same
--------------------------------------------------------------------------
manner and on the same basis as the outstanding shares of the other class of
----------------------------------------------------------------------------
Common Stock have been split, subdivided or combined.
-----------------------------------------------------

         K.      ISSUANCE AND REPURCHASES OF STOCK.
         --      ----------------------------------

                 1.       The Board of Directors shall have the power to issue
                 --       ----------------------------------------------------
and sell all or any part of any class of stock herein or hereafter authorized
-----------------------------------------------------------------------------
to such persons, firms, associations or corporations, and for such
------------------------------------------------------------------
consideration as the Board of Directors shall from time to time, in its
-----------------------------------------------------------------------
discretion, determine, whether or not greater consideration could be received
-----------------------------------------------------------------------------
upon the issue or sale of the same number of shares of another class, and as
----------------------------------------------------------------------------
otherwise permitted by law.
---------------------------

                 2.       The Board of Directors shall have the power to
                 --       ----------------------------------------------
purchase any class of stock herein or hereafter authorized from such persons,
-----------------------------------------------------------------------------
firms, associations or corporations, and for such consideration as the Board of
-------------------------------------------------------------------------------
Directors shall from time to time, in its discretion, determine, whether or not
-------------------------------------------------------------------------------
less consideration could be paid upon the purchase of the same number of shares
-------------------------------------------------------------------------------
of another class, and as otherwise permitted by law.
----------------------------------------------------

         L.      Shareholders of the corporation's common stock shall not have
         --      -------------------------------------------------------------
pre-emptive rights to acquire unissued or other shares of the corporation.
--------------------------------------------------------------------------

[20] IV.           The members of the governing board shall be styled
--------           --------------------------------------------------
"Directors".  The number of directors shall not be reduced to less than [21]
------------  ---
three, and may, at any time or times, be increased or decreased by a duly
-----
adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the By-Laws of the corporation duly adopted by either the Board of Directors or the shareholders.

[22] V.    All shares are to be non-assessable.
     -

[23] VI.   The period of its duration is perpetual.
     --

[24] VII.  Provisions for the regulation of the internal affairs of the
     ---
corporation are contained in the By-Laws of this corporation.

[25] VIII. The personal liability of the directors of the corporation for
     ----
monetary damages shall be eliminated to the fullest extent permissible under applicable law, as the same existed [26] on May 14, 1993 (the date upon which
                                        ------------------------------------
this Article  [27] VIII originally became effective), and to such greater extent
                   ---------------------------------
 as applicable law may thereafter permit. Any repeal or modification of the provisions of this Article [28] VIII by the shareholders of the corporation
                                ----
shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

[29] IX.   The corporation is authorized to indemnify any agent (as
     --
hereinafter defined) to the maximum and broadest extent permitted under applicable law, as the same [30] existed on May 14, 1993 (the date upon which
                                 --------------------------------------------
this Article [31] IX originally became effective), and to such greater extent
                  -------------------------------
 as applicable
law may thereafter permit, if and to the extent such agent becomes entitled to indemnification by bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. This authorization includes, without limitation, the authority to indemnify any agent in excess of that otherwise expressly permitted by applicable law as to action in an official capacity and as to action in another capacity while holding such office for breach of duty to the corporation and its shareholders; provided, however, that the corporation is not authorized to indemnify any agent for any acts or omissions for which a director may not be relieved of liability as set forth in said applicable law, or as to circumstances in which indemnity is expressly prohibited by said applicable law. When used in this Article [32] IX, "agent" shall mean any
                                                --------------------------
person who is or was a director, officer, employee or other agent of the
------------------------------------------------------------------------
corporation, or is or was serving at the request of the corporation as a
------------------------------------------------------------------------
director, officer, employee or agent of another foreign or domestic
-------------------------------------------------------------------
corporation, partnership, joint venture, trust or other enterprise, or was a
----------------------------------------------------------------------------
director, officer, employee or agent of a foreign of domestic corporation which
-------------------------------------------------------------------------------
was a predecessor corporation of the corporation or of another enterprise at
----------------------------------------------------------------------------
the request of the predecessor corporation.  Each reference in this Article
-------------------------------------------
[33] IX to applicable law shall mean the provision of that law [34] on May 14,
     --                                                             ---------
1993 (the date upon which this Article IX originally became effective) and as
----------------------------------------------------------------------
the same may be amended thereafter from time to time, but only to the extent that such amendment would broaden or increase the scope or magnitude of permissible indemnification.

SALOMON BROTHERS INC
SEVEN WORLD TRADE CENTER
NEW YORK, NEW YORK 10048
TELEPHONE: (212) 783-7000

                                                                       EXHIBIT B

October 30, 1997

Special Committee
Board of Directors
Herbalife International, Inc.
1800 Century Park East
Century City, CA 90067-1501

Members of the Special Committee:

     You have requested that Salomon Brothers Inc, acting as financial advisor to the Special Committee of the Board of Directors of Herbalife International, Inc. (the "Company"), render an opinion as to certain effects on the Company's common stock of the implementation of the proposal (the "Proposal") to recapitalize the Company's common stock, $.01 par value per share (the "Existing Stock"), into Class A Common Stock ("Class A Stock") and Class B Common Stock ("Class B Stock" and, together with the Class A Stock, the "Common Stock") as described in a draft of the Company's Proxy Statement dated October 29, 1997 (the "Proxy Statement"). Specifically, you have requested our opinion as to the effects of the Proposal, assuming that the Proposal was effective on the date hereof, from a financial point of view and under current market conditions, upon the Company's ability to raise equity capital through an offering or offerings of shares of common equity and upon the aggregate market value of the Company's common equity.

     Under the Proposal, which requires shareholder approval of amendments to the Company's Restated Articles of Incorporation (as so amended, the "Amended Articles"), the Existing Stock will be reverse-split (the "Reverse-Split") in a one-for-three ratio, immediately after which the Existing Stock will be reclassified (the "Reclassification") as the Class A Stock, and a new Class B Stock will be created. The Company intends, after the Reverse-Split and the Reclassification, to pay a dividend of two shares of Class B Stock on each share of Class A Stock. The Class A Stock and Class B Stock will be substantially identical in all respects except that (i) the Class B Stock will have no voting rights except as otherwise provided in the Amended Articles and as required by law, (ii) dividends or other distributions of cash or property (except for distributions in liquidation) paid on the Class B Stock may, at the discretion of the Board of Directors, be greater than the corresponding dividend or distribution paid on the Class A Stock and (iii) stock dividends on the Class B Stock may not be in Class A Stock. In addition, the Amended Articles will require that, among other things, (i) an acquiror or acquirors of ten percent (10%) or more of the outstanding Class A Stock (or of a percentage representing a five percent increment or more in excess thereof) must, under certain circumstances, make a public tender offer to acquire Class B Stock in an amount such that the acquiror's or acquirors' percentage ownership of Class A Stock would be not more than such acquiror's or acquirors' percentage ownership of Class B Stock after acquisition of such Class B Stock (the "Class B Protection Provision"), (ii) in the event of a merger or consolidation of the Company, holders of Class B Stock will be entitled to receive the same consideration per share, if any, as that paid to holders of Class A Stock, (iii) if, at any time, the number of outstanding shares of Class A Stock falls below 10% of the aggregate number of outstanding shares of Common Stock then, immediately upon the occurrence of such an event, all the outstanding shares of Class B Stock shall be automatically converted into shares of Class A Stock on a share for share basis, and (iv) the Class B Stock may be converted into Class A Stock on a share for share basis by the Board of Directors if, as a result of the existence of the Class B Stock, either class of Common Stock becomes excluded from trading on all principal national securities exchanges then in use and also is excluded from quotation on the Nasdaq National Market System and any comparable national quotation system then in use.

     For the purpose of rendering the opinions set forth below, we have reviewed and considered: (a) the Proxy Statement and have assumed that no material change will be made to the Proposal as described therein; (b) a draft of the proposed Amended Articles dated October 29, 1997, including the Class B Protection Provision; (c) historical market price and volume data for the common stock of certain companies that have effected recapitalizations similar to the Proposal;
(d) voting rights and other terms of each class of common stock of the companies referred to in (c) above; (e) historical market price and volume data for the Existing Stock; and (f) such other analyses as we deemed appropriate. For purposes of the opinion set forth below, we have not independently verified the accuracy or completeness of the information which we have considered in our review (including the information contained in the Proxy Statement). We have relied upon, but do not assume any responsibility for, the accuracy and completeness of all such information.

     For the purpose of rendering the opinions set forth below, we have assumed that, immediately prior to the implementation of the Proposal, the Existing Stock will continue to be quoted on the Nasdaq National Market System and that following implementation of the Proposal, both the Class A Stock and the Class B Stock will be eligible for and will be quoted on the Nasdaq National Market System. We have also assumed that, immediately prior to implementation of the Proposal, the Existing Stock will continue to be the only class of common equity outstanding and that, after implementation of the Proposal, the Class A Stock and Class B Stock will be the only classes of common equity then outstanding. The opinions set forth below are based on financial and market conditions prevailing, and other circumstances and conditions existing, on the date hereof and assumes the Proposal was effective as of the date hereof. Because of the length of time which may elapse between the announcement of the Proposal and the implementation of the Proposal, the market value of the Existing Stock or Common Stock and the Company's ability to raise equity capital could be affected by a variety of factors, including changes in the financial condition of the Company, changes in the regulatory environment, changes in current and potential investors' perception of the economic implications of the Proposal and of similar dual class stock structures, changes in the industry in which the Company operates and changes in general market and economic conditions. Our opinions set forth below assume the absence of any impact from any of the foregoing factors. Furthermore, any analysis of the future market value of securities is only an approximation, subject to uncertainties and contingencies all of which are difficult to predict. Accordingly, except as specified in the last sentence of this letter, we do not express any opinion as to the market value of the Company's common equity following implementation of the Proposal.

     We note that due to the large aggregate amount of Class B Stock being issued to the stockholders of the Company and other factors, such securities may trade initially at market prices below those at which they would trade on a fully distributed basis. In addition, we are aware that Mark Hughes may dispose of certain amounts of Class B Stock, as disclosed in the Proxy Statement. Further, the market value of the Existing Stock or Common Stock and the Company's ability to raise equity capital could also be affected by the announcement and/or implementation of the Proposal if such Proposal causes a change in perception by some investors of the future plans of the Company, including plans with respect to the future issuance of additional equity securities by the Company, or the future plans of Mark Hughes. Our opinions set forth below assume the absence of any impact from any of the foregoing factors.

     This letter is intended solely for the benefit and use of the Special Committee in their evaluation of the Proposal and is not on behalf of, and is not intended to confer rights or remedies upon, any stockholder of the Company or any person other than the Special Committee. This letter, with the exception of its reproduction in the Proxy Statement or other filing or communication relating to the Proposal that the Company files under the Securities Exchange Act and distributes to shareholders, shall not be publicly cited, reproduced or disseminated, summarized, quoted or referred to at any time or relied upon by anyone other than the Special Committee or the Board of Directors, in any manner or for any purpose, without our prior written consent. Furthermore, our opinion does not constitute an opinion on the fairness of the Proposal to either the Company or its current shareholders.

     In the ordinary course of our business, we actively trade the Existing Stock for our own account and for the account of customers and, accordingly, may at any time hold a long or short position in such securities.

     We have acted as financial advisor to the Special Committee in connection with the Proposal and will receive the following fees from the Company for performing such services: (i) an Initial Advisory fee payable upon consummation of our services; (ii) a Transaction Fee payable upon the rendering of this Opinion; and (iii) an Additional fee payable upon implementation of the Proposal. We will also be reimbursed by the Company for our out-of-pocket expenses. The Company has agreed to indemnify us against certain losses and expenses in connection with the Proposal. We have acted as financial advisor to the Company with respect to matters unrelated to the Proposal and have received fees for our services.

     Based upon and subject to the foregoing, it is our opinion that, from a financial point of view and under current market conditions, assuming that the Proposal was effective on the date hereof, the Proposal would not have a material adverse effect on (i) the Company's ability to raise equity capital after implementation of such Proposal through an offering or offerings of common equity as compared with the Company's ability to raise equity capital through an offering or offerings of common equity immediately prior to the announcement of such Proposal, or (ii) the total market value of the Common Stock outstanding after implementation of such Proposal as compared with the total market value of the Existing Stock outstanding immediately prior to the announcement of such Proposal.

                                          Very truly yours,

                                          SALOMON BROTHERS INC

                                   EXHIBIT C
          AMENDMENT TO 1991 AMENDED AND RESTATED STOCK OPTION PLAN OF
                         HERBALIFE INTERNATIONAL, INC.,

         Section 3 of the 1991 Amended and Restated Stock Option Plan of Herbalife International, Inc. shall be amended to read as follows:

              3.  SHARES SUBJECT TO THE PLAN.

                 Subject to adjustment as provided in Paragraph 14 hereof, the shares to be issued under the Plan shall consist of the Company's
                      ------
         authorized but unissued Class A Common Stock, $0.01 par value ([1]
                                 -------
         "Class A Common Stock")[2] and the Company's authorized but unissued
          -------                           ---------------------------------
         Class B Common Stock, $0.01 par value ("Class B Common Stock").  Each
         ---------------------------------------------------------------------
         of the Class A Common Stock and the Class B Common Stock shall be
         -----------------------------------------------------------------
         referred to as "Common Stock."  Options granted under the Plan may
         ------------------------------  ----------------------------------
         consist of (i) options to purchase shares of Class A Common Stock,
         ------------------------------------------------------------------
         (ii) options to purchase shares of Class B Common Stock, or (iii)
         -----------------------------------------------------------------
         options to purchase shares of Class A Common Stock and Class B Common
         ---------------------------------------------------------------------
         Stock.  The aggregate amount of [3] Common Stock which may be issued
         -----------                         ------------
         upon exercise of all options under the Plan (excluding options exercised prior to the adoption of this Amended and Restated Plan by the Board on April 10, 1997, but including shares issuable upon exercise of options outstanding on such date) shall not exceed 6,800,000 shares of Common Stock. If any option granted under the
                             ------------
         Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

------------------ DELETIONS ------------------

[1] the

[2] ,

[3] such stock

                                   EXHIBIT D
                   AMENDMENT TO HERBALIFE INTERNATIONAL, INC.
                  AMENDED AND RESTATED 1994 PERFORMANCE-BASED
                       ANNUAL INCENTIVE COMPENSATION PLAN

         Section 3 of the Herbalife International, Inc. 1994 Amended and Restated Performance-Based Annual Incentive Plan shall be amended to read as follows:

                6.2 Payments in Cash and Common Stock; Advances. Awards under the Plan will be made reasonably promptly following the conclusion of each award period. Awards will be made, at the discretion of the Committee (i) in cash by Company check, (ii) subject to Section 6.4, through the issuance of shares of the Company's authorized but unissued Class A Common Stock, $0.01 par value ("Class A Common
                  -------                                 --------------
         Stock"), (iii) subject to Section 6.4, the Company's authorized but
         -------------------------------------------------------------------
         unissued Class B Common Stock, $0.01 par value ("Class B Common
         --------------------------------------------------------
         Stock"), or [1] (iv) through any combination of (i) [2], (ii) and
                          --                                    ----------
         (iii).  Each of the Class A Common Stock and the Class B Common Stock
         ---------------------------------------------------------------------
         shall be referred to as "Common Stock."  All awards under the Plan
         ---------------------------------------
         will be subject to withholding for applicable employment and income taxes. Such withholding obligations shall be satisfied either in cash, or in any other method approved by the Committee, in its discretion. No awards under the Plan will be made to any participant following the termination of such participant's employment or service relationship with the Company (other than any amount earned for a concluded award period that remains unpaid, and provided that the Committee will provide for prorated awards based upon satisfaction of performance goals for the entire award period in which termination occurs, with the proration formula to be set by the Committee in its discretion in advance of the commencement of the award period). For all purposes of the Plan, awards shall be deemed fully earned (notwithstanding that the amounts thereof have not been computed) as of the last day of each award period. The Committee may, in its discretion and subject to the consent of each affected participant, approve the advance of all or a portion of the cash portion of a target award to such participant prior to the conclusion of an award period. Each such advance, if made, shall be a full recourse obligation of the participant and shall bear interest from the date of the advance until repaid or deemed earned, payable at the amount of the applicable Federal rate (as referenced in Section 1274 of the Code) for loans of comparable term in effect on the date such advance is

------------------ DELETIONS ------------------

[1] (iii)

[2] and (ii).

                         HERBALIFE INTERNATIONAL, INC.
                             1800 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Christopher Pair and Robert Sandler, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorize each of them to represent and to vote as designated below all shares of Common Stock of Herbalife International, Inc. held of record by the undersigned on October 31, 1997 at the Special Meeting of Shareholders to be held on December 11, 1997, or at any adjournment or postponement thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. THE RECAPITALIZATION PROPOSAL -- ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

2.  AMENDMENT TO AMENDED AND RESTATED 1991 STOCK OPTION PLAN

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3. AMENDMENT TO AMENDED AND RESTATED 1994 PERFORMANCE-BASED ANNUAL INCENTIVE COMPENSATION PLAN

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                        Please sign exactly as name (or names)
                                        appears below. When shares are held by
                                        joint tenants, both must sign. When
                                        signing as attorney, executor,
                                        administrator, parent or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by the President or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by an authorized person.



Date: __________________                ____________________________________
                                        Signature


                                        ____________________________________
                                        Signature if held jointly

        PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.